                                                                    EXHIBIT 10.7

                                  OFFICE LEASE


                                MARKETPLACE TOWER
                             Emeryville, California







                                    LANDLORD

                          CHRISTIE AVENUE PARTNERS - JS



                                     TENANT


                             SCOPUS TECHNOLOGY, INC.
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                                TABLE OF CONTENTS

                                                                                                         Page


1.  Definitions......................................................................................     1
         1.1.  Terms Defined.........................................................................     1
         1.2.  Effect of Certain Defined Terms.......................................................     4

2.  Lease of Premises................................................................................     4
         2.1.  Premises..............................................................................     4

3.  Term; Condition and Acceptance of Premises.......................................................     4

4.  Rent.............................................................................................     8
         4.1.  Obligation to Pay Base Rent...........................................................     8
         4.2.  Manner of Rent Payment................................................................     8
         4.3.  Additional Rent.......................................................................     8
         4.4.  Late Payment of Rent; Interest........................................................     8

5.  Calculation and Payments of Escalation Rent......................................................     8
         5.1.  Payment of Estimated Escalation Rent..................................................     8
         5.2.  Escalation Rent Statement and Adjustment..............................................     8
         5.3.  Proration for Partial Year............................................................     9

6.  Impositions Payable by Tenant....................................................................     9

7.  Use of Premises..................................................................................     9
         7.1.  Permitted Use.........................................................................     9
         7.2.  No Violation of Legal and Insurance Requirements......................................     9
         7.3.  Compliance with Legal, Insurance and Life Safety Requirements.........................    10
         7.4.  No Nuisance...........................................................................    10
         7.5.  Hazardous Substances..................................................................    10
         7.6.  Special Provisions Relating to The Americans With Disabilities Act of 1990............    11

8.  Building Services................................................................................    12
         8.1.  Maintenance of Marketplace............................................................    12
         8.2.  Building Standard Services............................................................    12
         8.3.  Interruption or Unavailability of Services............................................    12
         8.4.  Tenant's Use of Excess Electricity and Water..........................................    13
         8.5.  Provision of Additional Services......................................................    13

9.  Maintenance of Premises..........................................................................    13

10.  Alterations to Premises.........................................................................    13
         10.1.  Landlord Consent; Procedure..........................................................    13
         10.2.  General Requirements.................................................................    14
         10.3.  Removal of Alterations...............................................................    14

11.  Liens...........................................................................................    14

12.  Damage or Destruction...........................................................................    14
         12.1.  Obligation to Repair.................................................................    14
         12.2.  Landlord's Election..................................................................    14
         12.3.  Cost of Repairs......................................................................    15
         12.4.  Damage at End of Term................................................................    15
         12.5.  Waiver of Statutes...................................................................    15

13.  Eminent Domain..................................................................................    15
         13.1.  Effect of Taking.....................................................................    15
         13.2.  Condemnation Proceeds................................................................    15
         13.3.  Restoration of Premises..............................................................    16
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       ..............................................................................................
         13.4.  Taking at End of Term................................................................    16
         13.5.  Tenant Waiver........................................................................    16

14.  Insurance.......................................................................................    16
         14.1.  Insurance............................................................................    16
         14.2.  Form of Policies.....................................................................    16

15.  Waiver of Subrogation Rights....................................................................    17

16.  Tenant's Waiver of Liability and Indemnification................................................    17
         16.1.  Waiver and Release...................................................................    17
         16.2.  Indemnification of Landlord..........................................................    17

17.  Assignment and Subletting.......................................................................    18
         17.1.  Compliance Required..................................................................    18
         17.2.  Request by Tenant; Landlord Response.................................................    18
         17.3.  Conditions for Landlord Approval.....................................................    18
         17.4.  Costs and Expenses...................................................................    19
         17.5.  Payment of Excess Rent and Other Consideration.......................................    19
         17.6.  Assumption of Obligations; Further Restrictions on Subletting........................    19
         17.7.  No Release...........................................................................    19
         17.8.  No Encumbrance.......................................................................    20

18.  Rules and Regulations...........................................................................    20

19.  Entry of Premises by Landlord...................................................................    20
         19.1.  Right to Enter.......................................................................    20
         19.2.  Tenant Waiver of Claims..............................................................    20

20.  Default and Remedies............................................................................    20
         20.1.  Events of Default....................................................................    20
         20.2.  Notice to Tenant.....................................................................    21
         20.3.  Remedies Upon Occurrence of Default..................................................    21
         20.4.  Damages Upon Termination.............................................................    21
         20.5.  Computation of Certain Rent for Purposes of Default..................................    22
         20.6.  Landlord's Right to Cure Defaults....................................................    22
         20.7.  Remedies Cumulative..................................................................    22

21.  Subordination, Attornment and Nondisturbance....................................................    22
         21.1.  Subordination and Attornment.........................................................    22
         21.2.  Nondisturbance.......................................................................    22

22.  Sale or Transfer by Landlord; Lease Non-Recourse................................................    23
         22.1.  Release of Landlord on Transfer......................................................    23
         22.2.  Lease Nonrecourse to Landlord........................................................    23

23.  Estoppel Certificate............................................................................    23
         23.1.  Procedure and Content................................................................    23
         23.2.  Effect of Certificate................................................................    23

24.  No Light, Air, or View Easement.................................................................    24

25.  Holding Over....................................................................................    24

26.  Security Deposit................................................................................    24

27.  Waiver..........................................................................................    25

28.  Notices and Consents; Tenant's Agent for Service................................................    25

29.  Tenant's Authority..............................................................................    25
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

30.  Automobile Parking..............................................................................    25
         30.1.  Tenant's Appurtenant Parking Rights..................................................    25
         30.2........................................................................................    26
         Parking Fee.................................................................................    26
         30.3.  Allocation of Risk...................................................................    26

31.  Tenant to Furnish Financial Statements..........................................................    26

32.  Tenant's Signs..................................................................................    26

33.  Miscellaneous...................................................................................    27
         33.1.  No Joint Venture.....................................................................    27
         33.2.  Successors and Assigns...............................................................    27
         33.3.  Construction and Interpretation......................................................    27
         33.4.  Severability.........................................................................    27
         33.5.  Entire Agreement; Amendments.........................................................    27
         33.6.  Governing Law........................................................................    27
         33.7.  Litigation Expenses..................................................................    27
         33.8.  Standards of Performance and Approvals...............................................    27
         33.9.  Brokers..............................................................................    28
         33.10. Memorandum of Lease..................................................................    28
         33.11. Quiet Enjoyment......................................................................    28
         33.12. Surrender of Premises................................................................    28
         33.13. Building Directory...................................................................    28
         33.14. Name of Building; Address............................................................    28
         33.15. Exhibits.............................................................................    28
         33.16. Time of the Essence..................................................................    29


                                  OFFICE LEASE


                                MARKETPLACE TOWER
                             5820 Shellmound Street
                             Emeryville, California



                             BASIC LEASE INFORMATION




Lease Date:            June 17, 1997

Landlord:              Christie Avenue Partners - JS,
                       A California limited partnership

Tenant:                Scopus Technology, Inc., a California corporation

Premises:              The entire 3rd, 4th, 5th and 6th Floors of the Building,
                       as shown on the Floor Plan(s) attached to this Lease as Exhibit A, containing 60,876 square feet of Rentable Area

Term:                  Five (5) years from the Commencement Date (the Initial
                       Term), subject to two (2) options to extend the Term for one period of three (3) years each (collectively, the Extended Terms individually, each an Extended Term)

Commencement           Date: The date of Landlord's delivery of the Premises to
                       Tenant, subject to the specific provisions set forth in
                       Section 3.1 below.

Expiration             Date: A date five (5) years after the Commencement Date,
                       subject to extension pursuant to Section 3.2 of the Lease

Base Rent:             Period of Term           Amount
                       Commencement Date to
                       December 31, 1999        $109,576.80/month

                       January 1, 2000 to
                       End of Initial Term      $118,708.20/month

                       First Extended Term:     The greater of:
                                                (i) $118,708.20/month, or
                                                (ii) the fair market rent for
                                                the Premises, as determined in
                                                accordance with Section 3.2 of
                                                the Lease

                       Second Extended Term:    The greater of: (i) the Base
                                                Rent payable as of the last
                                                month of the First Extended
                                                Term, or (ii) the fair market
                                                rent for the Premises, as
                                                determined in accordance with
                                                Section 3.2 of the Lease

Base Year:             Calendar year 1998

Tenant's
Percentage Share:      57.21%

Permitted Use:         General office use, training facilities, demonstration
                       facilities, telecommunications and data processing facilities in furtherance of Tenant's primary business, and any other use approved by Landlord in Landlord's sole and absolute discretion.

Security Deposit:      $109,576.80

Tenant's Address:      1900 Powell Street
                       Emeryville, CA 94608

Landlord's Address:    100 Bush Street
                       Suite 2600
                       San Francisco, California 94104

Brokers:

Landlord's Broker:     The Martin Group of Companies, Inc.

Tenant's Broker:       AMB Corporate Real Estate Advisors, Inc.

Exhibits and Addenda:

      Exhibit A:      Floor Plan(s) of Premises
      Exhibit B:      Description of Land
      Exhibit C:      Work Letter
      Exhibit D:      Rules and Regulations of the Marketplace
      Exhibit E:      Confirmation of Lease Term
      Exhibit F:      Adjacent Building
      Exhibit G:      Restricted Parking Area

The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.

                                   OFFICE LEASE
                                   ------------


          THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date. Landlord and Tenant hereby agree as follows:

     1.  Definitions.
         -------------

          1.1.  Terms Defined.  The following terms have the meanings set forth
                -------------
below. Certain other terms have the meanings set forth in the Basic Lease Information or elsewhere in this Lease.

          Alterations:  Alterations, additions or other improvements to the
          -----------
Premises made by or on behalf of Tenant (but not including the alterations, additions or other improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the provisions of the Work Letter attached hereto as Exhibit C).
                                                 ---------

          Base Operating Expenses and Base Real Estate Taxes:  The Operating
          --------------------------------------------------
Expenses and the Real Estate Taxes paid or incurred by Landlord in the Base Year. If at any time during the Term Landlord elects to carry earthquake insurance on the Building ("Earthquake Insurance"), then Base Operating Expenses shall thereafter (until Landlord discontinues the Earthquake Insurance) be increased to include the lesser of: (i) the actual premiums paid by Landlord for such Earthquake Insurance during the first full year that Landlord maintains such Earthquake Insurance, or (ii) the commercially reasonable annual rate for such Earthquake Insurance (such lesser amount shall be referred to as the "Allowable Earthquake Premium").

          Building:  The office building consisting of an 8-story tower and
          --------
parking at grade located on the Land, commonly known as 5820 Shellmound Street, Emeryville, California.

          Marketplace:  The Land, the Building, the Shopping Center,
          -----------
landscaping, paved walkways, driveways and all other improvements at any time located on the Land, and all appurtenances related thereto, commonly known as The Marketplace.

          Escalation Rent:  Tenant's Percentage Share of the total dollar
          ---------------
increase, if any, in Operating Expenses and in Real Estate Taxes, each as paid or incurred by Landlord in each Fiscal Year, or part thereof, after the Base Year, over the amount of Base Operating Expenses and Base Real Estate Taxes. If the Building or the Marketplace is less than ninety-five percent (95%) occupied during any part of any year (including the Base Year), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses and Real Estate Taxes for that year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses and Real Estate Taxes that would have been incurred during such year if the Building and the Marketplace had been ninety-five percent (95%) occupied during the entire year (and, if applicable, if the tenant improvements in the Building had been fully constructed and the Land, the Marketplace, the Building, and all tenant improvements in the Building and the Marketplace had been fully assessed for Real Estate Tax purposes). This amount shall be considered to have been the amount of Operating Expenses and Real Estate Taxes for that year. For purposes hereof, "variable components" include only those component expenses that are affected by variations in occupancy levels.

          Fiscal Year: Each period of  twelve (12) calendar months following the
          -----------
last day of the Base Year. The first Fiscal Year shall be the twelve (12) full calendar months commencing on the first (1/st/) day of the thirteenth (13/th/) calendar month following the Commencement Date.

          Impositions:  Taxes, assessments, charges, excises and levies,
          -----------
business taxes, licenses, permits, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the Work Letter and any subsequent Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include Real Estate Taxes, franchise, transfer, inheritance or capital stock taxes, income taxes measured by the net income of Landlord from all sources or any tax, assessment, charge, or other fee imposed as a condition to the development of the Marketplace or the improvement of any space within the Marketplace for any party other than Tenant.

          Land:  The parcel of land described on Exhibit B attached to this
          ----                                   ---------
Lease, subject to reduction based on a pending condemnation action.

          Operating Expenses:  All costs of management, operation, maintenance
          ------------------
and repair of the Marketplace, including, but not limited to, the following:
(i) salaries, wages, benefits and other payroll expenses of employees engaged in the operation, maintenance or repair of the Marketplace; (ii) property management fees and expenses; (iii) rent (or rental value) and expenses for Landlord's and any property manager's offices in the Marketplace; (iv) electricity, natural gas, water, waste disposal, sewer, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning and elevator maintenance and uniforms for personnel providing services; (vi) repair and replacement, resurfacing or repaving of paved areas, sidewalks, curbs and gutters (except that any such work which constitutes a capital improvement shall be included in Operating Expenses in the manner provided in clause (xiv) below); (vii) landscaping, ground keeping, management, operation, and maintenance and repair of all public, private and park areas adjacent to the Building; (viii) materials, supplies, tools and rental equipment; (ix) license, permit and inspection fees and costs; (x) insurance premiums (but not to exceed the Allowable Earthquake Premium with respect to any Earthquake Insurance obtained by Landlord) and costs (including a proportionate share if Landlord insures under a "blanket" policy), and the deductible portion of any insured loss under Landlord's insurance (provided, however, that Tenant's Percentage Share of any "deductible" relating to loss by earthquake or flood shall not exceed Twenty-five Thousand Dollars ($25,000.00) during any 12-month period);
(xi) sales, use and excise taxes; (xii) legal, accounting and other professional services for the Marketplace, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; and (xiii) the cost of any capital improvements to the Marketplace made at any time during the Term to the Marketplace that are intended in Landlord's judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Marketplace, or that are necessary or appropriate in Landlord's judgment for the health and safety of occupants of the Marketplace, or that are required under any law, ordinance, rule, regulation or order which was not applicable to the Marketplace on the Commencement Date, all amortized over the useful life of the improvement in question at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements and which amortized cost is fairly allocable to the period in question. Operating Expenses shall not include: (A) Real Estate Taxes; (B) legal fees, brokers' commissions, tenant improvement or building improvement costs (except as specified in item (xiii) above), or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (C) depreciation, except as set forth above; (D) interest, amortization or other payments on loans to Landlord except as a component of amortization as set forth above; (E) any ground lease rental; (F) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles, except as provided in item (xiii) above; (G) rentals for items which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in subsection
(F) above; (H) costs incurred by Landlord for the repair of damage to any portion of the Building or the Marketplace, to the extent that Landlord is actually reimbursed by insurance proceeds; (I) costs incurred with respect to the installation of tenant or other occupants' improvements in any portion of the Marketplace or incurred in renovating or otherwise improving, vacant space for tenants or other occupants of any portion of the Marketplace; (J) depreciation, amortization and interest payments; (K) marketing costs including, without limitation, leasing commissions, attorneys' fees, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of any portion of the Marketplace; (L) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Marketplace; (M) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in any portion of the Marketplace; (N) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Marketplace to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (O) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Marketplace; (P) Landlord's general corporate overhead and general administrative expenses, except as included in any management fee charged by Landlord; (Q) advertising and promotional expenditures, and costs of signs in or on the Marketplace identifying the owner of the Marketplace or other tenants' signs; (R) the cost of any electric power used by any tenant in any portion of the Marketplace in excess of the standard amount, or electric power costs for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or submetered and pays Landlord directly; (S) costs incurred in connection with upgrading the Marketplace to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior tot he Commencement Date including, without limitation, the Americans with Disabilities Act, including penalties or damages incurred due to such non-compliance; (T) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due; (U) costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by third party providers of such services at comparable buildings in the vicinity of the Marketplace; (V) costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of buildings materials; (W) notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous Materials in or about the Marketplace, including, without limitation, Hazardous Materials in the ground water or soil, not placed in the Premises by Tenant; (X) costs arising from Landlord's charitable or political contributions; (Y) costs arising from latent defects in the Building or the Marketplace or other improvements installed by Landlord or repair thereof; (Z) costs for sculpture, paintings or other objects of art; (AA) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord, or the Marketplace; and (BB) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Marketplace.

     Landlord further agrees that since one of the purposes of the Operating Expenses provisions is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Marketplace. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices consistently applied. The term "Operating Expenses" shall include the following (without duplication): (i) 100% of Operating Expenses, as defined above, paid or incurred with respect to the office portion of the Building, (ii) 87.75% of Operating Expenses, as defined above, paid or incurred with respect to the common area portion of the Building, and (iii) 40.93% of Operating Expenses, as defined above, paid or incurred with respect to the Marketplace in general.

          Real Estate Taxes: 40.93% of all taxes, assessments and charges now or
          -----------------
hereafter levied or assessed upon, or with respect to, the Marketplace or any portion thereof, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Marketplace or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Marketplace (except to the extent any such charges, fees or assessments were levied as a condition to any additional improvements constructed to the Marketplace for new rentable area, or as a condition to the construction of any improvements for any other tenant of the Marketplace); (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Marketplace, or on rent for space in the Marketplace; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and (vi) reasonable fees and expenses, including those of consultants or attorneys, incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax (and such taxes are customarily charged to tenants in triple net leases for comparable buildings in the vicinity of the Marketplace); (B) Impositions and all similar amounts payable by tenants of the Marketplace under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law. Upon written request by Tenant, and reasonable approval by Landlord, and subject to Landlord's right to include as Operating Expenses all applicable costs and expenses, Landlord shall contest any unreasonable Real Estate Taxes.

          Rent:  Base Rent, Escalation Rent and all other additional charges and
          ----
amounts payable by Tenant in accordance with this Lease.

          Rentable Area:  As to a floor leased entirely by Tenant, all areas
          -------------
within exterior permanent Building walls measured to the inside glass surface of outer Building walls, including restrooms, janitor, telephone and electrical closets, mechanical areas, and columns and projections necessary to the Building, but excluding public stairs, elevator shafts and pipe shafts. As to a floor only a portion of which is leased by Tenant, the aggregate of (i) the Leased Area (as defined below) of the portion of the floor occupied by Tenant, plus (ii) the result obtained by multiplying (1) the area of the Common Area (as defined below) on such floor by (2) a fraction whose numerator is the Leased Area of Tenant's portion of the floor and whose denominator is the Leased Area of all tenant space on such floor, plus (iii) in the event that Landlord must enlarge or alter in any way, shape or fashion the Common Area to accommodate Tenant's Leased Area, the total additional Common Area space. For purposes hereof, "Leased Area" shall mean all floor area in a tenant space, measured to the inside glass surface of exterior Building walls, to the center of corridors and other permanent partitions, and to the center of partitions that separate tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building; and "Common Area" shall mean the total area on a floor consisting of restrooms, janitor, telephone and electrical closets, mechanical areas and public corridors providing access to tenant space on such floor, but excluding public stairs, elevator shafts and pipe shafts.

          Shopping Center: The retail center and movie theater located on the
          ---------------
Land.

          Tenant's Percentage Share:  The percentage figure specified in the
          -------------------------
Basic Lease Information. Landlord and Tenant acknowledge that Tenant's Percentage Share has been obtained by dividing the Rentable Area of the Premises, as specified in the Basic Lease Information by the total Rentable Area of the office portion of the Building, and multiplying such quotient by one hundred (100). In the event Tenant's Percentage Share is changed during a Fiscal Year by reason of a change in the Rentable Area of the Premises or a change in the total Rentable Area of the Building, Tenant's Percentage Share shall thereafter mean the result obtained by dividing the then Rentable Area of the Premises by the then total Rentable Area of the Building and multiplying such quotient by one hundred (100). For the purposes of determining Tenant's Percentage Share of Escalation Rent, Tenant's Percentage Share shall be determined on the basis of the number of days during such Fiscal Year at each such Percentage Share.

          Term: The period from the Commencement Date to the Expiration
          ----
Date (as the same may be extended pursuant to Section 3.2 hereof).

          Termination Payment: An amount equal to 1/12th of the sum of: (i)
          -------------------
$657,460.80, plus (ii) the Amortized Amount, defined below. The term "Amortized Amount" shall equal the unamortized portion, as of December 31, 1999, of the sum of the following: (A) the Base Allowance actually expended by Landlord pursuant to the terms of the Work Letter plus (B) all leasing commissions payable by Landlord in connection with this Lease or Tenant's rental of the Premises. For purposes of determining the Amortized Amount, the amounts described in the foregoing sentence shall be amortized over the Initial Term in equal monthly amounts, at an interest rate equal to ten percent (10%) per annum.

          Wattage Allowance:  The product obtained by multiplying the Rentable
          -----------------
Area of the Premises by 4.5 watts. "Lighting Wattage Allowance" means thirty-three percent (33%) of the Wattage Allowance.

          1.2.  Effect of Certain Defined Terms.  The parties acknowledge that
                -------------------------------
the Rentable Area of the Premises and the Building have been finally determined by the parties as part of this Lease for all purposes, including the calculation of Tenant's Percentage Share and will not, except as otherwise provided in this Lease, be changed.

     2.  Lease of Premises.
         -----------------

          2.1.  Premises.  Landlord leases to Tenant and Tenant leases from
                --------
Landlord the Premises, together with the non-exclusive right to use, in common with others, the lobbies, entrances, stairs, elevators, plazas, pedestrian walkways, restrooms, and other public portions of the Building, all subject to the terms, covenants and conditions set forth in this Lease. All the windows and exterior walls of the Premises, the terraces adjacent to the Premises, if any, and any space in the Premises used for shafts, columns, projections, stacks, pipes, conduits, ducts, electric utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of management, operation, maintenance and repairs, are reserved to Landlord.

     3.  Term; Condition and Acceptance of Premises.
         ------------------------------------------

          3.1 Initial Term and Acceptance of Premises.  Except as hereinafter
              ---------------------------------------
provided, and unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall commence on the Commencement Date and end on the Expiration Date. Landlord shall deliver the Premises to Tenant on the Commencement Date in accordance with the provisions of the Tenant Improvement
Agreement attached to this Lease as Exhibit C (the "Work Letter").   Subject to
                                    ---------
the provisions of Section 7 of the Work Letter, the "Commencement Date" shall be the earlier of: (i) the date Landlord offers to deliver possession of the Premises to Tenant following temporary approval by the applicable building inspector sufficient to permit Tenant to legally occupy the Premises and substantial completion of all improvements to be constructed by Landlord pursuant to the Work Letter, except for punchlist items which do not materially interfere with Tenant's ability to use the Premises and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do, or (ii) the date Tenant enters into occupancy of the entire Premises and commences the operation of its normal business activities. If Landlord, for any reason whatsoever, cannot deliver the Premises to Tenant in the condition specified herein by November 1, 1997, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom; provided, however, that if Landlord cannot deliver the Premises to Tenant in the condition specified (except to the extent any delay is caused by Tenant) on or before March 31, 1998, then Tenant shall have the right to terminate this Lease (without liability to Tenant or Landlord) by delivering written notice to Landlord at any time before April 10, 1998, but not after delivery of the Premises. No delay in delivery of the Premises for any reason whatsoever shall operate to extend the Expiration Date or the Term. Upon the occurrence of the Commencement Date, Landlord and Tenant shall execute a Confirmation of Lease Term in the form as set forth in Exhibit E attached to
                                                       ---------
this Lease. Tenant's occupancy of all or any portion of the Premises shall constitute Tenant's acceptance of the Premises in the condition called for by this Lease. Notwithstanding the foregoing, the parties acknowledge that Landlord may deliver a portion of the Premises (which portion is not less than a full floor, and does not contain any part that is a partial floor) to Tenant before substantial completion of the entire Premises. Upon such partial delivery, Tenant shall have the right to occupy such portion of the Premises in accordance with all of the provisions of this Lease, but the Commencement Date shall not be deemed to have occurred until the matters described in items (i) and (ii) of this Section 3.1 are satisfied.

          3.2  Option to Extend.
               ----------------

          3.2.1. Exercise of Option to Extend Term.  If no "Suspension
                 ---------------------------------
Condition" (as hereinafter defined) exists at the time of Tenant's exercise of an option to extend the Initial Term or at the commencement of either Extended Term, as the case may be, Tenant shall have two (2) options (collectively, the "Extension Options" and individually, an "Extension Option") to extend the Initial Term for an additional period of three (3) years (collectively, the "Extended Terms" and individually, an "Extended Term"). To exercise Tenant's option with respect to an Extended Term, Tenant shall give notice to Landlord not less than twelve (12) months prior to the expiration of the Initial Term, or the first Extended Term, as the case may be ("Election Notice"). A "Suspension Condition" shall mean the existence of any event or condition of default with respect to an obligation to pay money where notice of default has been given by Landlord and such default has not been cured by Tenant. Tenant's exercise of any Extension Option shall in no way result in, or constitute, a waiver by Landlord of any default by Tenant under this Lease.

          3.2.2.  Fair Market Rent.  If Tenant properly and timely exercises
                  ----------------
Tenant's option to extend pursuant to Section 3.2.1 above, such extension shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for the first Extended Term shall be the greater of: (i) the Base Rent as of the last month of the Initial Term, or (ii) one hundred percent (100%) of the "Fair Market Rent" for space comparable to the Premises as of the commencement of the first Extended Term, and the Base Rent applicable to the Premises for the second Extended Term shall be the greater of: (i) the Base Rent as of the last month of the first Extended Term, or (ii) one hundred percent (100%) of the "Fair Market Rent" for space comparable to the Premises as of the commencement of the second Extended Term . "Fair Market Rent" shall mean the annual rental being charged for space comparable to the Premises in a steel-frame comparable first-class office building in the Berkeley/Emeryville area, taking into account location, parking, condition and improvements to the space (excluding the value of improvements to the extent such improvements were paid for by Tenant). Tenant shall pay all leasing commissions and consulting fees payable in connection with such extensions, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Terms, except that:
(i) the Extension Option for the second Extended Term may not be exercised unless the Extension Option for the first Extended Term was properly exercised,
(ii) there shall be no further option to extend the Term beyond a date six (6) years after the expiration of the

Initial Term, (iii) there shall be no further rent concessions, and (iv) there shall be no tenant improvement allowance and similar provisions.

          3.2.3.  Determination of Rent.  Within thirty (30) days after the date
                  ---------------------
of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If they are unable to agree within said thirty (30) day period, then the Fair Market Rent shall be determined as provided in Section 3.2.4 below.

          3.2.4.  Appraisal.  If it becomes necessary to determine the Fair
                  ---------
Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 3.2.4, each of whom shall be members of the American Institute of real Estate Appraisers and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

          (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal ("Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party ("Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

          (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

          (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term in question by the agreement of at least two (2) of the appraisers.

          (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

          (v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

          (vi)  Notwithstanding anything to the contrary contained in this
Section 3.2, in no event shall the Base Rent for the Extended Term be less than the Base Rent immediately preceding the Extended Term.

          3.2.5.  Restriction on Assignment.  The Extension Options shall be
                  -------------------------
personal to Scopus Technology, Inc. and any Exempt Transferee, shall not be assignable or transferable (except in connection with an Exempt Transfer or an Exempt Sublease), and shall terminate upon any assignment or sublease of all or any portion of the Lease and/or Premises (except in connection with an Exempt Transfer or an Exempt Sublease).

          3.2.6.  Amendment to Lease.  Immediately after the Fair Market
          ------------------
Rent has been
determined, the parties shall enter into an amendment to this Lease setting forth the Base Rent for the applicable Extended Term and shall also state the new Expiration Date of the Term of the Lease.

     3.3.  Right of First Offer.
           --------------------

          3.3.1.  Grant of Right of First Offer.  If at any time during the Term
                  -----------------------------
of the Lease Landlord desires to lease any remaining space on floors 2 - 8 of the Building (or any space in the adjacent building (commonly known as 5800 Shellmound) described in Exhibit F attached to this Lease), to a third party
                         ---------
unaffiliated (by means of a direct or indirect ownership of 5% of more) with an existing tenant of such space and unaffiliated (by means of a direct or indirect ownership of 5% of more) with anyone possessing legal rights in such space as of the date of this Lease, then Tenant shall have a Right of First Offer with respect to such space (the "Offered Space") on the terms described in this
Section 3.3.

          3.3.2. Procedure.  When Landlord is prepared to lease the Offered
                 ---------
Space, Landlord shall notify Tenant in writing of the lease provisions upon which Landlord would be willing to lease the Offered Space to third parties (the "Offer Notice"). If Tenant desires to lease the Offered Space upon the lease provisions described by Landlord in the Offer Notice, then Tenant shall notify Landlord within ten (10) days after receipt of the Offer Notice of Tenant's election to exercise Tenant's Right of First Offer hereunder. If Tenant exercises its Right of First Offer in a timely manner, then Landlord shall deliver to Tenant a form of lease amendment incorporating the terms of the Offer Notice and amending the Lease to include the Offered Space. Tenant shall thereafter execute such lease amendment within ten (10) days following its receipt thereof. If (i) Tenant fails to notify Landlord of its exercise of its Right of First Offer within the required ten (10) day period, or (ii) if Tenant fails to execute the lease amendment for the Offered Space within the required ten (10) day period, then Landlord may lease the Offered Space to a third party free and clear of any rights of Tenant, and Tenant shall have no further rights under this Section 3.3 with respect to the applicable Offered Space until the expiration of such new lease (and any extensions thereof); provided, however, that if the Offer Notice is delivered to Tenant after November 1, 1998 and if Tenant has not exercised its option to terminate the Lease pursuant to Section
3.4 below, or if the Offer Notice is delivered to Tenant prior to such date and Tenant has irrevocably waived its termination right set forth in section 3.4, then the right of first offer set forth in this Section 3.3 shall reattach if Landlord does not lease the Offered Space at a net effective rental rate equal to 90% or more of the net effective rental rate set forth in the Offer Notice.

          3.3.3.  Right Personal.  The Right of First Offer set forth in this
                  --------------
Section 3.3 is personal to Scopus Technology, Inc., is not transferable or assignable (except in connection with an Exempt Transfer or an Exempt Sublease), and shall terminate upon any assignment of the Lease or subleases which, in the aggregate, affect more than 25% of the Premises (excluding sublease or assignments to Exempt Transferees.

          3.3.4.  Default.  If Tenant is in default under this Lease at the time
                  -------
Tenant receives an Offer Notice (and Tenant has failed to cure such default within any applicable grace period), Landlord shall not be obligated to negotiate with Tenant with respect to such Offered Space, Tenant's rights under this Section 3.3 shall automatically terminate with respect to the applicable Offered Space, and Tenant shall have no further Right of First Offer as to such Offered Space. If Landlord and Tenant agree upon mutually acceptable lease terms with respect to the Offered Space but Tenant is in default under this Lease at the time Landlord is obligated to provide a lease amendment to Tenant or on the date the term of such lease amendment is to commence, and if Tenant does not cure such default within any applicable grace period, then Landlord shall not be obligated to provide Tenant with such lease amendment, and at Landlord's option, Tenant's rights under this Section 3.3 shall terminate with respect to the applicable Offered Space and Tenant shall have no further Right of First Offer as to such Offered Space.

     3.4.  Tenant's Right to Terminate.  Tenant shall have the right to
           ---------------------------
terminate the Lease as to the entire Premises, but only if Tenant notifies Landlord in writing, in the manner required by Section 28 of this Lease, on or before January 1, 1999. In the event of Tenant's election to terminate the Lease, such termination shall be effective as of December 31, 1999 and Tenant shall pay to Landlord, as additional rent (in addition to Base Rent and Escalation Rent) and as a condition precedent to Tenant's right so to terminate the Lease, an amount equal to the Termination Payment for each of the months from January 1, 1999 to and including December 31, 1999 (in addition to all other amounts required to be paid by Tenant to Landlord under the Lease), such amount to be payable on or before the first day of each such month; provided, however, that if this Lease terminates pursuant to the provisions of Articles 12 or 13, then Tenant's obligation to continue to pay any future installments of the Termination Payment shall cease as of the date of such termination.

     4.  Rent.
         ----

          4.1.  Obligation to Pay Base Rent.  Tenant shall pay Base Rent to
                ---------------------------
Landlord, in advance, in equal monthly installments, commencing on or before the later of: (i) the Commencement Date, or (ii) July 1, 1997 (such later date shall be referred to as the "Rent Commencement Date"), and thereafter on or before the first day of each calendar month during the Term. If the Rent Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the first and/or last fractional month of the Term shall be prorated on a daily basis. Within three (3) business days of full execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent.

          4.2.  Manner of Rent Payment.  All Rent shall be paid by Tenant
                ----------------------
without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, payable to Landlord, at Landlord's Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

          4.3.  Additional Rent.  All Rent not characterized as Base Rent or
                ---------------
Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable fifteen (15) days after Tenant's receipt of Landlord's invoice therefor.

          4.4.  Late Payment of Rent; Interest.  Tenant acknowledges that late
                ------------------------------
payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant within five (5) days after Landlord's delivery of notice of payment due, Tenant shall pay to Landlord, with such Rent, a late charge equal to five percent (5%) of such Rent; provided, however, that if Tenant is obligated to pay two (2) late charges in any calendar year, then during the remainder of the calendar year Tenant shall be obligated to pay a late charge equal to eight percent (8%) of such unpaid Rent if such Rent is not paid on or before the due date. Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of Tenant's default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

     5.  Calculation and Payments of Escalation Rent.  During each full or
         -------------------------------------------
partial Fiscal Year of the Term, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

          5.1.  Payment of Estimated Escalation Rent.  During the last month of
                ------------------------------------
the Base Year and the last month of each fiscal Year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of Escalation Rent due for the next ensuing Fiscal Year. On or before the first day of each month during such next ensuing Fiscal Year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent. In the event such notice is given after December 31st of any year during the Term, (i) Tenant shall continue to pay Escalation Rent on the basis of the prior Fiscal Year's estimate until the month after such notice is given, (ii) subsequent payments by Tenant shall be based of the estimate of Escalation Rent set forth in Landlord's notice, and (iii) with the first monthly payment of Escalation Rent based on the estimate set forth in Landlord's notice, Tenant shall also pay the difference, if any, between the amount previously paid for such Fiscal Year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord's noticed estimate or, in the alternative, if such amount previously paid by Tenant for such Fiscal Year through the month in which such notice is given exceeds the amount which Tenant would have paid through such month based on Landlord's noticed estimate, Landlord shall credit such excess amount against the next monthly payments of Rent due from Tenant. If at any time Landlord reasonably determines that the Escalation Rent for the current Fiscal Year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such Fiscal Year, and subsequent payments by Tenant for such Fiscal Year shall be based upon such revised estimate.

          5.2.  Escalation Rent Statement and Adjustment.  Within one hundred
                ----------------------------------------
twenty (120) days after the close of each Fiscal Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such Fiscal Year, accompanied by a statement prepared by Landlord showing in reasonable detail the Operating Expenses and the Real Estate Taxes comprising the actual Escalation Rent. If Landlord's statement shows that Tenant owes an amount less than the payments previously made by Tenant for such Fiscal Year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord's statement shows that Tenant owes an amount more than the payments previously made by Tenant for such Fiscal Year, Tenant shall pay the difference to Landlord within fifteen (15) days after delivery of the statement. Tenant shall have the right to audit Landlord's calculation of Operating Expenses, subject to the following limitations: (i) such audit shall be conducted no more than one time per calendar year, (ii) Tenant shall pay all of Landlord's reasonable costs and expenses (including a reasonable allocation of Landlord's internal overhead costs) incurred in connection with facilitating and monitoring such audit, (iii) such audit may not be conducted by a person or entity whose compensation is in any way calculated based on the results of such audit, (iv) Landlord shall pay Tenant's reasonable out-of-pocket cost (but not to exceed $3,000.00) of any such audit undertaken by Tenant in accordance with the foregoing which is reasonably approved by Landlord and which discloses an overstatement of Operating Expenses of more than five percent (5%), and (v) if at the time of the performance of the audit the Landlord under this Lease is Teacher's, defined below, then Tenant shall only have the right to examine Teachers' books which related to the Operating Expenses in question..

          5.3.  Proration for Partial Year.  If this Lease terminates other than
                --------------------------
on the last day of a Fiscal Year (other than due to Tenant's default), the amount of Escalation Rent for such fractional Fiscal Year shall be prorated on a daily basis. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above.
                                                             -----------
Tenant's obligation to pay Escalation Rent, as set forth in Paragraph 5.2, above, shall survive the expiration or termination of this Lease. Upon expiration, either Landlord or Tenant, as the case may be, shall make any payments to the other necessary to refund or pay any excess or underpayment of Escalation Rent.

     6.  Impositions Payable by Tenant.  Tenant shall pay all Impositions prior
         -----------------------------
to delinquency. If billed directly to Tenant, Tenant shall pay such Impositions and concurrently deliver to Landlord evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes or other charges, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after delivery of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord's payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. Tenant's obligation to pay Impositions which have accrued and remain unpaid upon the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

     7.  Use of Premises.
         ---------------

          7.1.  Permitted Use.  The Premises shall be used solely for the
                -------------
Permitted Use and for no other use or purpose.

          7.2.  No Violation of Legal and Insurance Requirements.  Tenant shall
                ------------------------------------------------
not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Marketplace, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Marketplace or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of (unless Tenant actually pays 100% of such increased premium) or materially and adversely affect any such Landlord's insurance, or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or permits anything to be done which increases the cost of any of Landlord's insurance, or which results in the need, in Landlord's reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Marketplace or Premises, then Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such
additional insurance at Tenant's sole cost and expense.   Exercise by Landlord
of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant's impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

          7.3.  Compliance with Legal, Insurance and Life Safety Requirements.
                -------------------------------------------------------------
Except as provided in clauses (i) through (iii) below, Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers, the provisions of all recorded documents affecting any portion of the Marketplace and all life safety programs, procedures and rules implemented or promulgated by Landlord ("Laws"). Tenant shall not, however, be required to comply with Laws requiring improvements to the Marketplace (or any part thereof, including the Premises) except to the extent necessitated, in whole or in part, by (i) Tenant's specific or unique use or occupancy of, or business conducted in, the Premises, (ii) any acts or omissions of Tenant, its employees, agents, contractors, invitees or licensees, or (iii) Alterations (including any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter).

          7.4.  No Nuisance.  Tenant shall not (i) do or permit anything to be
                -----------
done in or about the Premises, or any other portion of the Marketplace, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Marketplace, or others lawfully in or about the Marketplace; (ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Marketplace.

          7.5.  Hazardous Substances.  The term "hazardous substances" as used
                --------------------
in the Lease, is defined as follows:

     Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof, including, but not limited to, hazardous substances and materials described in CERCLA, as amended, and in any applicable state or local laws and regulations adopted thereunder.

     Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

          (i) promptly comply at Tenant's sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the "Environmental Activity") of hazardous substances in or about the Premises (each, a "Law", and all of them, "Laws") by Tenant , its assignees and subtenants, and their respective agents, employees, contractors and invitees, and Tenant shall not allow the release or escape of any hazardous substances in or about the Building.

          (ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred by Landlord as a result of (a) Tenant's failure or delay in properly complying with any Law, or (b) any adverse effect which results from the Environmental Activity, whether Tenant or Tenant's subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant's consent has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

          (iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a "Communication") relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

          (iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty
     (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

          (v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.

     Compliance by Tenant with any provision of this Section 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord's consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

          7.6.  Special Provisions Relating to The Americans With Disabilities
                --------------------------------------------------------------
Act of 1990.
-----------

          7.6.1.  Allocation of Responsibility to Landlord.  As between Landlord
                  ----------------------------------------
and Tenant, Landlord shall be responsible that the public entrances, stairways, corridors, elevators and elevator lobbies and other public areas in the Building and in the Marketplace (including restrooms and elevator lobbies on floors within the Premises) comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance. Except as expressly provided in Section 2.A(vii) of the Work Letter, all costs incurred by Landlord in discharging its responsibilities under this Section 7.6.1, to the extent such costs are incurred to comply with laws adopted after the Commencement Date, shall be included in Operating Expenses as provided in Section 1.1.

          7.6.2.  Allocation of Responsibility to Tenant.  As between Landlord
                  --------------------------------------
and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises, all Alterations to the Premises, Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord's prior written consent pursuant to the terms and conditions of this Lease. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure in any respect to comply with its obligations set forth hereinabove in this Section 7.6.2. Tenant's indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

          7.6.3.  General.  Notwithstanding anything in this Lease to the
                  -------
contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord's agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant's obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

     8.  Building Services.
         -----------------

          8.1.  Maintenance of Marketplace.  Landlord shall maintain the
                --------------------------
Marketplace (other than the Premises and the premises of other tenants of the Marketplace) in good order and condition, except for ordinary wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant's employees, agents, contractors, licensees or invitees, which damage shall be repaired by Landlord at Tenant's expense (subject to the provisions of Section 15). Landlord's maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of comparable office buildings in the Emeryville/Oakland, California area.
Landlord shall have the right in connection with its maintenance of the Marketplace hereunder (i) to change the arrangement and/or location of any amenity, installation or improvement in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building, or other public areas of the Marketplace, and (ii) to utilize portions of the public areas in the Building and the Marketplace from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord's sole judgment tend to attract the public, so long as such uses do not materially interfere with or impair Tenant's access to or use or occupancy of the Premises; provided, however, that Landlord shall have no right to make any modifications to the lobby of the Building (unless required by applicable law) that would materially and adversely affect the overall quality of the lobby of the Building provided further, however, that Landlord shall have no right to make any alterations within the Premises unless required by applicable law. Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from or incidental to, nor shall the rental reserved in this Lease be abated by reason of, Landlord's failure to make any repair or to perform any maintenance required to be made or performed by Landlord under this Section 8.1, unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant.

          8.2.  Building Standard Services.  Landlord shall cause to be
                --------------------------
furnished to Tenant: (i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity up to the Wattage Allowance for lighting and the operation of electrically powered office equipment; (iii) heat, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant of the Premises during the period from 8:00 a.m. to 6:00 p.m. on weekdays (except Building holidays determined by Landlord), or such shorter period as may be prescribed by any applicable policies, regulations or guidelines adopted by any federal, state or local governmental or quasi-governmental entities or utility suppliers; (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building standard procedures and scheduling; (vi) lighting replacement for Building standard lights; (vii) restroom supplies; (viii) window washing as determined by Landlord; (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except for portions of the Premises used for preparing or consuming food or beverages; and (x) security if and to the extent deemed appropriate by Landlord for the Marketplace (but not individually for Tenant or the Premises), except that Landlord shall not be liable in any manner for acts of others, criminal or otherwise, or for any direct, consequential or other loss, damage, death or injury related to any interruption, discontinuance, malfunction, circumvention or failure of such security service. Landlord shall use reasonable efforts to cause the services described in items (i) - (iv) above to be provided 24 hours per day. Landlord may establish in the Premises or other portions of the Marketplace such measures as are required by laws, ordinances, rules or regulations or as it deems necessary or appropriate (and are customary in comparable buildings in the vicinity of the Building) to conserve energy, including automatic switching of lights and/or more efficient forms of lighting.

          8.3.  Interruption or Unavailability of Services.  Rent shall not
                ------------------------------------------
abate, no constructive or other eviction shall be construed to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or services under this Article 8 as a result of
                                                   ---------
repairs, alterations, improvements or any circumstances beyond Landlord's reasonable control. Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services and Landlord shall use reasonable efforts to minimize interference with Tenant's operation in connection with any repairs, alterations, or improvements undertaken by Landlord.

          8.4.  Tenant's Use of Excess Electricity and Water.  Tenant shall not,
                --------------------------------------------
without Landlord's prior consent, which shall not be unreasonably withheld, (i) install in the Premises (A) lighting, the aggregate average daily power usage of which exceeds the Lighting Wattage Allowance, or lighting and equipment, the aggregate average daily power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 110 volts single-phase, (B) heat generating equipment or lighting other than lights deemed standard for the Building, or (C) supplementary air conditioning facilities, or (ii) permit occupancy levels in excess of one person per one hundred sixty-five (165) feet of Rentable Area.
If, pursuant to this Section 8.4, heat-generating equipment or lighting other
                     -----------
than Building standard lights are installed or used in the Premises, or occupancy levels are greater than set forth above, or if the Premises or fixtures therein are reconfigured by Alterations, and such equipment, lighting, occupancy levels or Premises reconfiguration affects the temperature otherwise maintained by the Building air conditioning system, or if equipment is installed in the Premises which requires a separate temperature-controlled room, Landlord may, at Landlord's election after notice to Tenant or upon Tenant's request, install supplementary air conditioning facilities in the Premises, or otherwise modify the ventilating and air conditioning serving the Premises, in order to maintain the temperature otherwise maintained by the Building air conditioning system or to serve such separate temperature-controlled room. Tenant shall pay the cost of any transformers, additional risers, panel boards and other facilities if, when and to the extent required to furnish power for, and all maintenance and service costs of, any supplementary air conditioning facilities or modified ventilating and air conditioning, or for lighting and/or equipment the power usage of which exceeds the standards set forth in this Section 8.4.
                                                                 -----------
The capital, maintenance and service costs of such facilities and modifications shall be paid by Tenant as Rent. Landlord, at its election and at Tenant's expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of such lighting, equipment or ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods.

          8.5.  Provision of Additional Services.  If Tenant desires services in
                --------------------------------
additional amounts or at different times than set forth in Section 8.2 above, or
                                                           -----------
any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, Tenant shall pay Landlord's actual cost plus 10% for such services within fifteen (15) days after Tenant's receipt of Landlord's invoice, except that (i) electricity shall be charged at Landlord's actual cost, (ii) the initial charge for additional HVAC service provided by the Building central system shall be at the rate of $28.00/hour/floor (the "HVAC Additional Rate"); (iii) the initial charge for additional ventilation service provided by the Building central system shall be at the rate of $10.00/hour/floor (the "Ventilation Additional Rate") provided, however, that Landlord shall have the right, from time to time during the Term, to increase the HVAC Additional Rate and the Ventilation Additional Rate to reflect increases in Landlord's actual cost for providing additional HVAC service and ventilation service. Notwithstanding the foregoing, if at any time Teachers becomes the Landlord under this Lease, then during the time that Teachers is the Landlord under this Lease the amounts charged by Landlord under items (i), (ii) and (iii) of this Section 8.5 shall be charged at Landlord's actual cost.

     9.  Maintenance of Premises.  Tenant shall, at all times during the Term,
         -----------------------
at Tenant's cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear and damage by casualty or condemnation.
Except as may be specifically set forth in this Lease (including the Work Letter attached to this Lease as Exhibit C), Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Marketplace. Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord's obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

     10.  Alterations to Premises.
          -----------------------

          10.1.  Landlord Consent; Procedure.  Tenant shall not make or permit
                 ---------------------------
to be made any Alterations without Landlord's prior consent, which consent shall not be unreasonably withheld, and in this regard (i) Landlord's consent shall not be required for nonstructural interior alterations costing less than $10,000.00 per work of improvement, and (ii) Landlord's consent shall not be required for the installation of demountable walls and partitions not affixed to the floor rendering the carpets unuseable. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord and the provisions of this Article 10.
                                    ----------

          10.2.  General Requirements.  All Alterations shall be made at
                 --------------------
Tenant's cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of the Marketplace as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement in order to cause the least disruption to Marketplace operations and occupants and to continue Tenant's business in the Premises. In connection with installing or removing Alterations, Tenant shall pay Landlord's then standard charges for review and approval of Tenant's plans, specifications and working drawings, and administration by Landlord (or its agent) of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition.

          10.3.  Removal of Alterations.  If required by Landlord at the time
                 ----------------------
Landlord provides consent to an Alteration, Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration at Tenant's cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration. If Tenant fails so to do, then Landlord may remove such Alteration and perform such restoration and Tenant shall reimburse Landlord for Landlord's cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or Marketplace caused by the removal of such Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall be Landlord's property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant.

     11.  Liens.  Tenant shall keep the Premises and the Marketplace free from
          -----
any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Marketplace from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure to comply with the foregoing obligation (which indemnity obligation shall survive the expiration or earlier termination of this Lease).

     12.  Damage or Destruction.
          ---------------------

          12.1.  Obligation to Repair.  Except as otherwise provided in this
                 --------------------
Article 12, if the Premises, or any other portion of the Marketplace necessary
----------
for Tenant's use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord's reasonable judgment, required to repair such damage or destruction. If Landlord's estimate of time is less than two hundred seventy (270) days after the date of damage or destruction, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of the Marketplace necessary for Tenant's use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) to the extent such damage or destruction did not result from the negligence or willful act or omission of Tenant or Tenant's subtenants or any of their respective employees, agents, contractors, invitees or licensees, Base Rent shall abate for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises.

          12.2.  Landlord's Election.  If Landlord determines that the necessary
                 -------------------
repairs cannot be completed within two hundred seventy (270) days after the date of damage or destruction, or if such damage or destruction arises from causes not covered by Landlord's insurance policy then in force ("Uninsured Loss") and the Uninsured Loss exceeds 2% of the replacement cost of the Building, Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate
                                               ------------
this Lease or (ii) repair the Premises or the portion of the Marketplace necessary for Tenant's use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above. In addition, if Landlord
                         ------------
determines that the necessary repairs cannot be completed within two hundred seventy (270) days after the date of damage or destruction, then Tenant shall have the right, for a period of twenty (20) days after receipt of Landlord's notice, to elect to terminate this Lease. If Landlord or Tenant terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction. Notwithstanding the foregoing, Landlord may not terminate this Lease in connection with an Uninsured Loss, and must restore the damage caused by the Uninsured Loss, if (i) the Uninsured Loss exceeds 2%, but is less than 10%, of the replacement cost of the Building, and (ii) Landlord does not covenant in writing to Tenant that Landlord will not enter into a lease of the Premises with another tenant within two hundred seventy (270) days after the date of such Uninsured Loss which lease would permit such tenant to occupy the Premises within such two hundred seventy (270) day period; provided, however, that the terms of this sentence shall apply only to the original Landlord under this Lease and shall not apply to any successor landlord.

          12.3.  Cost of Repairs.  Landlord shall pay the cost for repair of the
                 ---------------
Marketplace and all improvements in the Premises, other than any Alterations. Tenant shall pay the costs to repair all Alterations (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord's insurance policy then in force). Tenant shall also replace or repair, at Tenant's cost and expense, Tenant's movable furniture, equipment, trade fixtures and other personal property in the Premises which Tenant shall be responsible for insuring during the Term of this Lease.

          12.4.  Damage at End of Term.  Notwithstanding anything to the
                 ---------------------
contrary contained in this Article 12, if the Premises or any portion of the
                           ----------
Building are damaged or destroyed by fire or other casualty within the last six
(6) months of the Term, then either Tenant or Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to the other given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in such party's notice to the other party, but in no event later than the end of such 90-day period.

          12.5.  Waiver of Statutes.  The respective rights and obligations of
                 ------------------
Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Marketplace, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

     13.  Eminent Domain.
          --------------

          13.1.  Effect of Taking.  Except as otherwise provided in this Article
                 ----------------                                        -------
13, if all or any part of the Premises is taken as a result of the exercise of
--
the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, "taken" or a "taking"), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within thirty (30) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant's business use of the balance of the Premises, as reasonably determined by the party giving such notice. On a taking of a portion of the Marketplace, Tenant shall have the right to terminate this Lease by notice to Landlord given within thirty (30) days after the effective date of such taking, if the portion of the Marketplace (but not the Premises) taken is of such extent and nature so as to materially impair Tenant's ability to use the Premises, as reasonably determined by Tenant. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any other portion of the Marketplace if Landlord reasonably determines that such taking is of such extent and nature as to render the operation of the remaining Marketplace economically infeasible or to require a substantial alteration or reconstruction of such remaining portion. Landlord shall elect such termination by notice to Tenant given within thirty (30) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises.

          13.2.  Condemnation Proceeds.  Except as hereinafter provided, in the
                 ---------------------
event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an "award"), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant's rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 13.2, Tenant may seek to
                                         ------------
recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost paid by Tenant for the alterations, additions or improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter and for any Alterations, or for Tenant's personal property taken, or for interference with or interruption of Tenant's business (including goodwill), or for Tenant's removal and relocation expenses.

          13.3.  Restoration of Premises.  On a taking of the Premises which
                 -----------------------
does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards
                        ----------
received by such party attributable to the Premises for such purpose.

          13.4.  Taking at End of Term.  Notwithstanding anything to the
                 ---------------------
contrary contained in this Article 13, if the Premises are taken within the last
                           ----------
three hundred sixty-five (365) days of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. Such termination shall be effective on the date specified in Landlord's notice to Tenant, but in no event later than the end of such 90-day period.

          13.5.  Tenant Waiver.  The rights and obligations of Landlord and
                 -------------
Tenant on any taking of the Premises or any other portion of the Marketplace are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

     14.  Insurance.
          ---------

          14.1.  Insurance.  Landlord, with respect to the Marketplace, and
                 ---------
Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant's insurance, fire legal liability. Landlord shall have the right to approve the deductible under each policy of Tenant's liability insurance, such approval not to be unreasonably withheld. In addition, Landlord shall, at its sole cost and expense, keep in force an extended coverage property damage insurance policy (excluding earthquake coverage) on the Building in an amount not less than 100% of the replacement cost of the Building; provided, however, that if at any time during the Term such insurance is not available at commercially reasonable rates, then Landlord shall, to the extent such insurance is available at commercially reasonable rates, obtain extended coverage property damage insurance with the maximum amount of coverage that is available at commercially reasonable rates.

          14.2.  Form of Policies.  All insurance required by this Article 14
                 ----------------                                  ----------
shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California. Any insurance required under this Article
                                                                        -------
14 may be maintained under a "blanket policy", insuring other parties and other
--
locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within (30) days after the Lease Date, but in no event less than ten (10) business days prior to the Commencement Date or such earlier date as Tenant or Tenant's contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord's managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of the Marketplace; and (v) that Tenant's insurance is primary and noncontributing with any insurance carried by Landlord.

          14.3.  Workers' Compensation Insurance.  Tenant, at its sole cost and
                 -------------------------------
expense, shall maintain Workers' Compensation insurance as required by law and employer's liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

          14.4.  Additional Tenant Insurance.  Tenant, at its sole cost and
                 ---------------------------
expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

     15.  Waiver of Subrogation Rights.  Notwithstanding anything to the
          ----------------------------
contrary contained in this Lease, Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation (a "Subrogation Endorsement") which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance; provided, however, that the waiver contained in this
Section 15 shall not be effective during any period when both Tenant and Landlord do not have in effect a valid Subrogation Endorsement.

     16.  Tenant's Waiver of Liability and Indemnification.
          ------------------------------------------------

          16.1.  Waiver and Release.  Except to the extent due to the gross
                 ------------------
negligence or willful misconduct of Landlord or its employees, agents, or contractors, or Landlord's breach of its obligations under this Lease, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord's managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Marketplace (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Marketplace or their agents or employees). The waiver and release contained in this Section 16.1 extends to the officers, directors,
                              ------------
shareholders, partners, employees, agents and representatives of Landlord.

          16.2.  Indemnification of Landlord.  Tenant shall indemnify, defend,
                 ---------------------------
protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any alterations, additions or other improvements made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter or any Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises (excluding conditions in the Building existing prior to the execution of this Lease, defects in the tenant improvements installed by Landlord pursuant to the Work Letter, and conditions relating to hazardous substances not brought on the Premises by Tenant, its subtenants, and their respective agents, employees, or contractors); and (C) acts, neglect or omissions of Tenant, or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of the Marketplace. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. If Landlord reasonably disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnity obligation hereunder. The indemnification contained in this Section 16.2 shall extend to the officers,
                                  ------------
directors, shareholders, partners, employees, agents and representatives of Landlord.

          16.3.  Indemnification of Tenant.  Landlord shall indemnify, defend,
                 -------------------------
protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building or the other public areas in the Marketplace (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2).

     17.  Assignment and Subletting.
          -------------------------

          17.1.  Compliance Required.  Tenant shall not, directly or indirectly,
                 -------------------
voluntary or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, "assign" or "assignment"), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, "sublease" or "subletting", the assignee or sublessee under an assignment or sublease being referred to as a "transferee"), without Landlord's prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and compliance with
                                                  ----------
the other provisions of this Article 17.  Any assignment or subletting made in
                             ----------
violation of this Article 17 shall be void.  As used herein, an "assignment"
                  ----------
includes any sale or other transfer (such as by consolidation, merger or reorganization) of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the beneficial interest in Tenant, if Tenant is any other form of entity. Tenant acknowledges and agrees that the limitations on Tenant's right to sublet or assign which are set forth in this Article 17 are reasonable and, in particular, that the express
                  ----------
standards and conditions upon Tenant's right to assign or sublet which are set forth in this Article 17 are reasonable as of the Lease Date. Notwithstanding
              ----------
the foregoing, an assignment shall not include any of the following (collectively, "Exempt Transfers"): (i) the sale of substantially all of the assets of Tenant, so long as the purchaser of such assets assumes all of Tenant's obligations under this Lease; (ii) the transfer of any stock in connection with a public offering or at any time that the shares of Tenant are publicly traded; and (iii) any merger, consolidation or other nonbankruptcy reorganization so long as the net worth of the survivor is the same or better as the tenant immediately prior to the consummation of the transaction, and so long as the survivor assumes all of Tenant's obligations under this Lease. In addition to the foregoing, Landlord shall have no right to disapprove a sublease to any entity controlling, controlled by , or under common control with Tenant (an "Exempt Sublease"). The transferee under an Exempt Transfer or an Exempt Sublease shall be referred to as an "Exempt Transferee".

          17.2.  Request by Tenant; Landlord Response.  If Tenant desires to
                 ------------------------------------
effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee's proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an
opportunity to meet and interview the transferee.   Within the later of twenty
(20) days after the receipt of all such information required by Landlord pr five
(5) days after such interview, or within thirty (30) days after the date of Tenant's request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17;
                                                                    ----------
(ii) decline to consent to the assignment or sublease; (iii) in the case of a subletting, to sublet from Tenant the portion of the Premises proposed to be sublet on the terms and conditions set forth in Tenant's request to Landlord, unless the rent terms exceed the allocable Rent payable by Tenant hereunder, in which event only such Rent shall be payable by Landlord under such subletting; or (iv) terminate this Lease as to the affected portion of the Premises as of the date specified by Tenant as the effective date of the proposed assignment or sublease (the "Termination Option"), in which event Tenant will be relieved of all unaccrued obligations hereunder as to such portion as of such date, other than those obligations which survive termination of this Lease. If Landlord elects so to terminate, Tenant shall have the right, by notice to Landlord within five (5) days after Landlord's exercise of such right, to rescind its request for the proposed assignment or subletting, in which event this Lease shall not terminate and shall remain in full force and effect. Notwithstanding the foregoing or the following, Landlord shall have no right to exercise the Termination Option with respect to (i) any Exempt Sublease, or (ii) any sublease that has an entire term (including extension options) of less than two (2) years. In addition, Landlord shall have no right to exercise the Termination Option with respect to any new sublease so long as all subleases (excluding for this purpose Exempt Subleases), including such new sublease, would not cause more than 15,223 square feet of Rentable Area in the Premises to be subleased (excluding Exempt Subleases), and for this purpose, all subleases between Tenant and any affiliates of any subtenant shall be deemed to constitute a single sublease.

          17.3.  Conditions for Landlord Approval.  In the event Landlord elects
                 --------------------------------
not to sublet from Tenant or terminate this Lease (in whole or in part) as provided in clauses (iii) and (iv) of Section 17.2, Landlord shall not
                                      ------------
unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in default under this Lease; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building; (iv) if, in Landlord's sole judgment, the transferee's business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Marketplace, or (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per floor or require increased services by Landlord in excess of the limits on density and services provided in this Lease; (v) in the case of a sublease, it would result in more than two (2) occupancies on any floor in the Premises, including Tenant and subtenants; or (vi) if the financial condition of the transferee does not meet the requirements applied by Landlord for other tenants in the Building under leases with comparable terms. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord's prior written consent pursuant to this

Article 17.  Landlord's consent to an assignment or subletting shall not be
----------
deemed consent to any subsequent assignment or subletting.

          17.4.  Costs and Expenses.  As a condition to the effectiveness of any
                 ------------------
assignment or subletting under this Article 17, Tenant shall pay to Landlord a
                                    ----------
processing fee of Five Hundred Dollars ($500.00) and all reasonable costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in evaluating Tenant's requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall pay the processing fee with Tenant's request for Landlord's consent under Section 17.2. Tenant shall also
                                              ------------
pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

          17.5.  Payment of Excess Rent and Other Consideration.  Tenant shall
                 ----------------------------------------------
also pay to Landlord, promptly upon Tenant's receipt thereof, forty percent (40%) of any and all rent, sums or other consideration ("Subtenant Consideration"), howsoever denominated realized by Tenant in connection with any assignment or sublease transaction (other than transfers to Exempt Transferees) in excess of the Base Rent and Escalation Rent payable hereunder (prorated to reflect the Rent allocable to the portion of the Premises if a sublease); provided, however, that the Subtenant Consideration shall not include payments by a subtenant to Tenant which are reimbursements for out-of-pocket expenses incurred by Tenant in providing services at cost to such subtenant.

          17.6.  Assumption of Obligations; Further Restrictions on Subletting.
                 -------------------------------------------------------------
Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee (other than Landlord) shall have the right further to sublet unless such sublessee obtains Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord's prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Section 17.6, in form
                                                        ------------
and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, but such
                                                       ------------
failure shall constitute a default by Tenant under this Lease.

          17.7.  No Release.  No assignment or sublease shall release Tenant
                 ----------
from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article
                                                                         -------
17.  On a default by any assignee of Tenant in the performance of any of the
--
terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

          17.8.  No Encumbrance.  Notwithstanding anything to the contrary
                 --------------
contained in this Article 17, Tenant shall have no right to encumber, pledge,
                  ----------
hypothecate or otherwise transfer this Lease, or any of Tenant's interest or rights hereunder, as security for any obligation or liability of Tenant.

     18.  Rules and Regulations.  Tenant shall observe and comply, and shall
          ---------------------
cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of the Marketplace, a copy of which are attached to this Lease as Exhibit D, and, after notice thereof, with
                                    ---------
all modifications and additions thereto from time to time promulgated in writing by Landlord, but only to the extent such modifications and additions are reasonable, non-discriminatory, and not materially inconsistent with any of the rights of Tenant granted by this Lease. Landlord shall not be responsible to Tenant, or Tenant's sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of the Marketplace by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Marketplace.

     19.  Entry of Premises by Landlord.
          -----------------------------

          19.1.  Right to Enter.  Upon reasonable advance notice to Tenant
                 --------------
(except in emergencies or in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, or post notices of nonresponsibility or other notices permitted or required by law when no such notice shall be required), Landlord and its authorized agents, employees, and contractors may enter the Premises at reasonable hours to: (i) inspect the same; (ii) determine Tenant's compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, lenders or tenants;
(iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Marketplace, including Building systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of Landlord's
entry.   Landlord shall use reasonable good faith efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant's use and occupancy of the Premises. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant's vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.

          19.2.  Tenant Waiver of Claims.  Tenant waives any claim for damages
                 -----------------------
for any inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed in compliance with this Article 19, and
                                                             ----------
Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. No entry to the Premises by Landlord or anyone acting under Landlord that is in compliance with this Article 19 shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

     20.  Default and Remedies.
          --------------------

          20.1.  Events of Default.  The occurrence of any of the following
                 -----------------
events shall constitute a default by Tenant under this Lease:

               a.  Nonpayment of Rent.  Failure to pay any Rent when due.
                   ------------------

               b.  Unpermitted Assignment.  An assignment or sublease made in
                   ----------------------
contravention of any of the provisions of Article 17 above.
                                          ----------

               c.  Abandonment.  Abandonment of the Premises.
                   -----------

               d.  Other Obligations.  Failure to perform or fulfill any other
                   -----------------
obligation,
covenant, condition or agreement under this Lease.

          e.  Bankruptcy and Insolvency.  A general assignment by Tenant for the
              -------------------------
benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within sixty (60) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets or the Premises where possession is not returned to Tenant within thirty (30) days; the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing of a petition filed against Tenant in any such proceeding if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(e), "Tenant" means Tenant and any partner of Tenant, if
        ---------------
Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant's obligations, or any of them, under this Lease.

          20.2.  Notice to Tenant. Upon the occurrence of any default, Landlord
                 ----------------
shall give Tenant notice thereof. Such notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute; and giving of such notice in the manner required by
Article 28 shall replace and satisfy any service-of-notice procedures set forth
----------
in any statute, including those required by California Code of Civil Procedure
Section 1162 or any similar or successor statute. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period. To the fullest extent allowed by law, Tenant hereby waives any right under law now or hereinafter enacted to any other time period for cure of default.
               a.  Nonpayment of Rent.  For failure to pay Rent, within five (5)
                   ------------------
days after Landlord's notice.

               b.  Other Obligations.  For failure to perform any obligation,
                   -----------------
covenant, condition or agreement under this Lease (other than nonpayment of Rent, an assignment or subletting in violation of Article 17 or Tenant's
                                                  ----------
abandonment of the Premises) within twenty (20) days after Landlord's notice or, if the failure is of a nature requiring more than 20 days to cure, then such additional time as is reasonably necessary to cure such default, but only if Tenant commences such cure within such twenty (20) day period and thereafter diligently pursues such cure to completion.

               c.  No Cure Period.  No cure period shall apply for any other
                   --------------
event of default specified in Section 20.1.
                              ------------

          20.3.  Remedies Upon Occurrence of Default.  On the occurrence of a
                 -----------------------------------
default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have
                                      ------------
the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord's rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant's right to assign pursuant to Article 17). Landlord may store any property of Tenant located in
            ----------
the Premises at Tenant's expense or otherwise dispose of such property in the manner provided by law. To the extent permitted under Section 1951.4 of the California Civil Code, if Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord's costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord's election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.
                            ------------

          20.4.  Damages Upon Termination.  If and when Landlord terminates this
                 ------------------------
Lease pursuant to Section 20.3, Landlord may exercise all its rights and
                  ------------
remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, "time of award" means the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable.

          20.5.  Computation of Certain Rent for Purposes of Default.  For
                 ---------------------------------------------------
purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation
                                              ------------
Rent for the balance of the Term shall be determined by averaging the amounts paid by Tenant as Escalation Rent for the Fiscal Years prior to the year in which the default occurred (or, if the prior year is the Base Year or such default occurs during the Base Year, Escalation Rent shall be based on Landlord's operating budget for the Building for the Base Year), increasing such average amount for each Fiscal Year (or portion thereof) remaining in the balance of the Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part, and adding together the resulting amounts. If such Index is discontinued or revised, such computation shall be made by reference to the index designated as the successor or substitute index by the United States Department of Labor, Bureau of Labor Statistics, or its successor agency, and if none is designated, by a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.


          20.6.  Landlord's Right to Cure Defaults.  If Tenant fails to pay Rent
                 ---------------------------------
(other than Base Rent and Escalation Rent) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period, if any, specified in

Section 20.2 above, then Landlord may, without waiving any of Landlord's rights
------------
in connection therewith or releasing Tenant from any of its obligations or such default, make any such payment or perform such other obligation on behalf of Tenant. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord's demand therefor.

          20.7.  Remedies Cumulative.  The rights and remedies of Landlord under
                 -------------------
this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord's pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

     21.  Subordination, Attornment and Nondisturbance.
          --------------------------------------------

          21.1.  Subordination and Attornment.  This Lease and all of Tenant's
                 ----------------------------
rights hereunder shall be subordinate to any ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Marketplace, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof (an "encumbrance", the holder of the beneficial interest thereunder being referred to as an "encumbrancer"). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form requested by Landlord or any encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any encumbrance, or to evidence such attornment, so long as any such document contains language reasonably requested by such party agreeing that Tenant's rights under this Lease shall not be disturbed so long as Tenant is not in default under this Lease.

          21.2.  Nondisturbance.  If any encumbrance to which this Lease is
                 --------------
subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease;
(ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance
   ------------
of the Term upon the same terms and provisions contained in this Lease; and
(iii) Tenant enters into a written agreement in a form reasonably acceptable to such encumbrancer with respect to subordination, attornment and non-disturbance

          21.3.  Termination Right.  The parties acknowledge that the Building
                 -----------------
is currently encumbered by a deed of trust (the "Existing Deed of Trust") in favor of Teachers Insurance and Annuity Association of America ("Teachers"). Tenant desires to obtain a non-disturbance agreement or comparable agreement from Teachers (collectively, a "Teachers SNDA") with respect to the Existing Deed of Trust. Landlord shall have no obligation to cause Teachers to deliver to Tenant a Teachers SNDA. However, if Tenant does not obtain a Teachers SNDA within twenty (20) days after the date of this Lease, then Tenant shall have the right, for a period of five (5) days thereafter, to terminate this Lease by delivering written notice of termination to Landlord. Tenant shall have no right to terminate this Lease pursuant to this Section 21.3 at any time after a date twenty-five (25) days after the date of this Lease. Upon any such termination, neither Landlord nor Tenant shall have any further rights or obligations under this Lease, except those which survive the termination of this Lease.

     22.  Sale or Transfer by Landlord; Lease Non-Recourse.
          ------------------------------------------------

          22.1.  Release of Landlord on Transfer.   Landlord may at any time
                 -------------------------------
transfer, in whole or in part, its right, title and interest under this Lease and in the Marketplace, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, then, upon assumption of all future obligations under this Lease by Landlord's transferee, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

          22.2.  Lease Nonrecourse to Landlord.  Landlord shall in no event be
                 -----------------------------
personally liable under this Lease, and Tenant shall look solely to Landlord's interest in the Marketplace (including proceeds from sale, refinance, or insurance), for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Article 21 above existing as of the date that Tenant obtains and
             ----------
records a proper and legal judgment lien against the Marketplace.

     23.  Estoppel Certificate.
          --------------------

          23.1.  Procedure and Content.  From time to time, and within ten (10)
                 ---------------------
days after written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and Expiration Date;
(iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that Tenant has not committed any event of default, except as to any events of default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant's obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other information as may be reasonably requested by Landlord.

          23.2.  Effect of Certificate.  Any such certificate may be relied upon
                 ---------------------
by any prospective purchaser of any part or interest in the Marketplace or encumbrancer (as defined in Section 21.1) and, at Landlord's request, Tenant
                            ------------
shall deliver such certificate to Landlord and/or to any such entity. In addition, at Landlord's request, Tenant shall provide to Landlord for delivery to any such entity such non-confidential public information, including financial information, that may reasonably be requested by any such entity. Any such certificate shall constitute a waiver by Tenant of any claims Tenant may have in contravention to the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as a default by Tenant.

     24.  No Light, Air, or View Easement.  Nothing contained in this Lease
          -------------------------------
shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant's obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.

     25.  Holding Over.  No holding over by Tenant shall operate to extend the
          ------------
Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, unless otherwise agreed by Landlord in writing, then
(i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 125% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all liability, loss, damages, costs or expense (including loss of Rent to Landlord or additional rent payable by such tenant and reasonable attorneys' fees) suffered or incurred by either Landlord or such tenant resulting from Tenant's failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant.

     26.  Security Deposit.
          ----------------

          26.1 General Procedures.  Tenant shall deposit with Landlord the
               ------------------
Security Deposit, in the amount   specified in the Basic Lease Information,
within three (3) days after the execution of this Lease by Tenant. At Tenant's option, the Security Deposit may be in the form of an irrevocable standby letter of credit ("L-C"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7(C) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If any portion of a cash Security Deposit is so applied, or any portion of an L-C posted as the Security Deposit, if applicable, is drawn upon by Landlord for such purposes, Tenant shall either, within ten
(10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount or deposit a replacement L-C with Landlord in the amount of the original L-C. The Security Deposit, or so much thereof as has not theretofore been applied by Landlord to cure or remedy a default by Tenant or to hold for the purpose of restoring the Premises to the condition required by this Lease, shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease) within thirty (30) days after the later of
(i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant. Landlord's receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Upon termination of the original Landlord's (or any successor owner's) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord's (or such successor's) compliance with California Civil Code Section 1950.7(d), or successor statute.

          26.2 Letter of Credit.  If at any time Tenant elects to deposit an L-C
               ----------------
as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve (12) months and shall be in a form and content reasonably acceptable to Landlord. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof. Drawing upon the L-C shall be conditioned upon the presentation to the issuer of the L-C of a certified statement executed by a general partner of Landlord that (i) Tenant is in default under the Lease and Landlord is exercising its right to draw upon so much of the L-C as is necessary to cure Tenant's default, or (ii) Tenant has not renewed or replaced an expiring L-C as required by this Lease and Landlord is authorized to draw upon the L-C prior to its expiration. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C , and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.


     27.  Waiver.  Failure of Landlord to declare a default by Tenant upon
          ------
occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord's knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

     28.  Notices and Consents; Tenant's Agent for Service.  All notices,
          ------------------------------------------------
approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord's Address, and if to Tenant, to Tenant's Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article
                                                                        -------
28, at least ten (10) days before such change is to be effected.  Any notice
--
given in accordance with this Article 28 shall be deemed to have been given (i)
                              ----------
on the date of personal delivery or (ii) on the date of delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

     29.  Tenant's Authority.  Tenant, and each of the persons executing this
          ------------------
Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord's request, such certificates, resolutions, or other written assurances authorizing Tenant's execution and delivery of this Lease as is reasonably requested by Landlord from time to time or at any time in order for Landlord to assess Tenant's then authority.

     30.  Automobile Parking.
          ------------------

          30.1.  Tenant's Appurtenant Parking Rights.  Subject to the terms and
                 -----------------------------------
conditions contained in this Article 30, Landlord shall make available to Tenant
                             ----------
parking spaces in the parking areas designated by Landlord for parking in the Marketplace (such areas being hereinafter collectively referred to as the "Parking Facility"). Tenant shall have no right to park in the portion of the parking areas cross hatched on Exhibit G attached to this Lease (the "Restricted
                               ---------
Parking Area"). For purposes of this Lease, the term "Minimum Spaces" shall mean an amount equal to the number of parking spaces in the Parking Facility as of the date of this Lease, minus the number of parking spaces in the Restricted Parking Area as of the date of this Lease. Tenant shall at all times provide to Landlord, upon Landlord's request, a list of all of the vehicle makes, colors
and license plate numbers of all vehicles of Tenant's employees.   Tenant's use
of the parking spaces to be made available to Tenant shall be on a non-exclusive basis in common with other tenants in the Building; and parking in such spaces shall be on a first-come-first-served, unassigned, non-reserved basis. The parking spaces to be made available to Tenant shall be in locations designated by Landlord; and Landlord reserves the right to designate different locations from time to time without any liability to Tenant and Tenant agrees that any such designation of a different location shall not give rise to any claims or offset against Landlord hereunder. Without limiting the generality of the foregoing, Landlord may restrict certain portions of the Parking Facility for the exclusive use of one or more tenants of the Building (and their employees and agents) and may designate other areas in the Parking Facility to be used at large only by licensees, customers and invitees of tenants of the Building; and Landlord may in its sole and absolute discretion restrict or prohibit the use of the Parking Facility by any vehicles other than passenger automobiles such as full-sized vans or trucks. Notwithstanding the foregoing, Landlord shall not exercise any of the foregoing rights in a manner which would permanently reduce the total number of parking spaces available to Tenant on a non-exclusive basis to a number less than the Minimum Spaces. Tenant shall not permit any vehicles belonging to Tenant or any of Tenant's subtenants or any of their respective employees, agents, customers, contractors or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. In its use of the Parking Facilities Tenant shall comply (and shall cause each of its subtenants and each of their respective employees, agents, customers, contractors and invitees to comply) with any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator. Landlord or Landlord's parking operator shall have the right to cause to be removed any vehicles of Tenant, its subtenants or any of their respective employees, agents, licensees, customers or invitees, that are parked in violation of any of the provisions of this Article 30 or of the regulations
                                              ----------
and rules then established by Landlord, and to charge all of the costs incurred by Landlord in connection with such removal to Tenant and Tenant shall pay the amount of all such costs to Landlord as additional rent within five (5) days after receipt of written demand from Landlord. Any such removal shall be without liability of any kind to Landlord or Landlord's parking operator or their respective employees or agents; and Tenant shall protect, defend, indemnify and hold Landlord and Landlord's parking operator and their respective employees and agents from and against any and all claims, losses, damages, demands, costs and expenses (including reasonable attorneys' fees) which may be asserted against or incurred by any of such indemnified parties arising out of or in connection with such removal of any automobiles, except to the extent that such claims, losses, damages, demands, costs and expenses arise out of the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors.

          30.2.  Parking Fee.  During the Term, Landlord shall impose no charge
                 -----------
on Tenant for use of the Parking Facility.

          30.3.  Allocation of Risk.  Landlord shall have no obligation to
                 ------------------
monitor the use of the Parking Facility. The use of the Parking Facility by the employees of Tenant and its subtenants shall be at the sole risk of Tenant, its subtenants and their respective employees. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors, Landlord shall have no responsibility or liability for any injury or damage to any person or property by or as a result of the use of the Parking Facility by Tenant and its subtenants and their respective employees, whether by theft, collision, criminal activity, or otherwise; and Tenant hereby assumes, for itself, its subtenants and their respective employees (without the obligation to indemnify Landlord), all risks associated with any such occurrences in or about the Parking Facility.

          30.4.  Designated Spaces.  Landlord shall mark fifteen (15) parking
                 -----------------
stalls adjacent to the entrance of the Building as visitor/short term parking. Landlord shall have no obligation to monitor or supervise the proper use of such spaces, and Landlord shall have no liability to Tenant in connection with the misuse of such spaces.

     31.  Tenant to Furnish Financial Statements.  In order to induce Landlord
          --------------------------------------
to enter into this Lease, Tenant agrees that it shall promptly deliver to Landlord, from time to time, upon Landlord's written request, financial statements (including a balance sheet and statement of income and expenses on an annualized basis) reflecting Tenant's then current financial condition. Such statements shall be delivered to Landlord within fifteen (15) days after Tenant's receipt of Landlord's request. Tenant represents and warrants that all financial statements furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects.

     32.  Tenant's Signs.   Subject to the express provisions of this Section
          --------------
32, without Landlord's prior written consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building. Tenant shall have the right to install signage on either the south face or the east face of the roof of the Building, subject to approval by the City of Emeryville and approval by Landlord, which approval shall not be unreasonably withheld. Landlord shall use commercially reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining the required approvals from the
City of Emeryville.   In addition, Tenant shall have the right to display its
logo on the floors which comprise the Premises. Tenant shall pay all costs and expenses relating to any such sign approved by Landlord, including without limitation, the cost of the installation, design construction, transportation and maintenance of the sign. On the date of expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs and repair any damage caused by such removal.

     33.  Miscellaneous.
          -------------

          33.1.  No Joint Venture.  This Lease does not create any partnership
                 ----------------
or joint venture or similar relationship between Landlord and Tenant.

          33.2.  Successors and Assigns.  Subject to the provisions of Article
                 ----------------------                                -------
17 regarding assignment, all of the provisions, terms, covenants and conditions
--
contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

          33.3.  Construction and Interpretation.  The words "Landlord" and
                 -------------------------------
"Tenant" include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words "including", "such as", or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as "without limitation") is used with reference thereto. All provisions of this Lease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

          33.4.  Severability.  If any provision of this Lease, or the
                 ------------
application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

          33.5.  Entire Agreement; Amendments.  This Lease, together with the
                 ----------------------------
Exhibits hereto and any Addenda identified on the Basic Lease Information, contains all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord's agents have made any warranties or representations with respect to the Premises or any other portion of the Marketplace, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

          33.6.  Governing Law.  This Lease shall be governed by and construed
                 -------------
pursuant to the laws of the State of California.

          33.7.  Litigation Expenses.  If either party brings any action or
                 -------------------
proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys' fees and accountants' fees.

          33.8.  Standards of Performance and Approvals.  Unless otherwise
                 --------------------------------------
provided in this Lease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within twenty (20) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether "objectively" reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17
                                                                   ----------
with respect to assignments and sublettings.

          33.9.  Brokers.  Landlord shall pay to Landlord's Broker and Tenant's
                 -------
Broker, if any as specified in the Basic Lease Information of this Lease, a commission in connection with such Brokers' negotiation of this Lease pursuant to a separate agreement or agreements between Landlord and such Brokers. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys' fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

          33.10.  Memorandum of Lease.  Tenant shall, upon request of Landlord,
                  -------------------
execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded by Tenant.

          33.11.  Quiet Enjoyment.  Upon paying the Rent and performing all its
                  ---------------
obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in Article 21.
                             ----------

          33.12.  Surrender of Premises.  Upon the Expiration Date or earlier
                  ---------------------
termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above. On or
                                                   ---------
before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the Premises or Marketplace caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense and/or dispose of the same in any manner permitted by law.

          33.13.  Building Directory.  Landlord shall reserve on the Building
                  ------------------
directory a reasonable number of Building Directory Spaces for purposes of identifying Tenant's name, divisions and/or principal employees. Landlord shall also permit Tenant to display its logo in the Building Directory in a design, and of a size, reasonably approved by Landlord. All costs for the initial strip of names shall be borne by Landlord and all costs for replacement of such strips, and for installation and removal of the logo, shall be borne by Tenant. Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to replace the existing Building directory with a directory of equal or better quality, and Tenant shall be entitled to display its identity on its proportionate share of such new directory, subject to Landlord's prior written approval, which may be withheld in Landlord's sole and absolute discretion.

          33.14.  Name of Building; Address.  Tenant shall not use the name of
                  -------------------------
the Building or Marketplace for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

          33.15.  Exhibits.  The Exhibits specified in the Basic Lease
                  --------
Information are by this reference made a part hereof.

          33.16.  Time of the Essence.  Time is of the essence of this Lease and
                  -------------------
of the performance of each of the provisions contained in this Lease.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

CHRISTIE AVENUE PARTNERS - JS,
a California limited partnership

By:  64/th/ Street Partners,
     a California limited partnership
     Its: General Partner

     By: /s/ Edmund B. Taylor, Jr.
         -------------------------
         General Partner

TENANT:

SCOPUS TECHNOLOGY, INC.,
a California corporation

By:    /s/ Michele L. Axelson
       ----------------------
Its:   ----------------------

By:
       ----------------------
Its:
       ----------------------

                                   EXHIBIT A
                                   ---------

                            FLOOR PLANS OF PREMISES

                                   EXHIBIT B
                                   ---------
                                   Legal Description
                                   -----------------
                                   EmeryBay Market Place
                                   Emeryville, CA

PARCEL ONE:

Parcel 2 and 3 of Parcel Map 530, filed February 26, 1988, Map Book 174, Pages 91 and 92 Alameda County Records:

PARCEL TWO:

Non exclusive easements for the use of all service drives and walkways for ingress and egress, parking areas for parking of motor vehicles and facilities installed for the comfort and convenience of customers, invitees, contractors and employees and for the installation and repair or replacement of storm drains sewers, utilities and other services within those common area portions of Parcel One shown on said Parcel Map No. 5303, as said common area as defined in, and as said easements were granted pursuant to, that certain "Declaration of Easement and Restrictions; executed by Christie Avenue Partners, a California Partnership, dated February 25, 1988, and recorded February 29, 1988, as Series No. 88-051904, Official Records of Alameda County, State of California.

                                   EXHIBIT C
                                   ---------


                          TENANT IMPROVEMENT AGREEMENT
                          ----------------------------


This Tenant Improvement Agreement ("Agreement") is part of the Lease ("Lease") relating to certain premises ("Premises") which are more particularly shown in

Exhibit A of the Lease.  Landlord and Tenant agree as follows with respect to
---------
the Improvements to be installed in the Premises (the "Tenant Improvements"):

1.   PLANS AND SPECIFICATIONS
     ------------------------

     A.   General Parameters.  The plans and specifications for the construction
          ------------------
          of the Tenant Improvements shall be developed by Landlord and Tenant and shall be consistent with and logical developments of the space plan for the Premises attached hereto as Exhibit C-1 (the Space
                                                   -----------
          Plans"), which Space Plans have been approved by Landlord and Tenant. In developing the Space Plans, final space plans and working drawings, and in determining whether any change orders shall be requested, Tenant's architect shall initially create such plans and drawings, with the input of Landlord and/or Landlord's architect, and any plans shall be subject to the approval of Landlord and its architect which approval shall not be unreasonably withheld or delayed.

     B.   Working Drawings.  Within 20 days after the date of this Lease, Tenant
          ----------------
          shall prepare and submit to Landlord two sets of (i) fully dimensioned scale drawings for the Tenant Improvements (including plans, elevations, sections, materials and samples), and (ii) specifications for the Tenant Improvements (including a specification and justification of Tenant's utility requirements) (collectively, the "Working Drawings"). The Working Drawings shall be subject to Landlord's written approval, which approval shall not be unreasonably withheld. Within 5 business days after receipt of the Working Drawings, Landlord shall return one set of the same with Landlord's approval noted thereon (which approval may be subject to Landlord's suggested modifications), or with Landlord's disapproval noted thereon (which disapproval shall be accompanied by Landlord's suggested modifications). If Landlord has approved the Working Drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant, unless Tenant shall prepare and resubmit revised Working Drawings for further consideration by Landlord within 5 days after receipt of Landlord's comments. If Landlord has disapproved the Working Drawings, Tenant shall promptly prepare and resubmit revised Working Drawings, with changes highlighted, to Landlord and Landlord shall approve or disapprove the same within 5
          business days after receipt thereof.   The Working Drawings which have
          been approved by Landlord and Tenant are hereinafter referred to as the "Approved Working Drawings."

     C.   Landlord's Approval.  Landlord, in its sole discretion, may withhold
          -------------------
          its approval of any plans (including any change orders affecting such documents), to the extent such documents require work that:

          (a) will increase the cost of operation or maintenance of any of the systems of the Building, above levels customary for general office use (unless Tenant agrees to pay such increase in cost (with respect to mechanical and electrical systems only));

          (b) does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises;

          (c) is not of a first-class character, quality or appearance, consistent with the overall character, quality and appearance of the Building;

     D.   Cost Estimates.  Landlord shall obtain a cost estimate from its
          --------------
          contractor based on the approved preliminary plans and specifications and Approved Working Drawings, respectively, and Tenant shall have five (5) business days after the date of submission to Tenant of each cost estimate to approve or disapprove it. Such cost estimates shall be based on competitive bids at the subcontractor level (excluding design/build trades ("Design/Build

          Trades") for HVAC, electrical, plumbing and sprinklers), and the lowest bid shall be selected unless otherwise approved in writing by Landlord and Tenant. If Tenant disapproves the amount of the lowest bid, Tenant shall have the right to have the work for which such bid has been given to be re-bid one time to such subcontractors as each of Landlord and Tenant shall nominate. A cost estimate shall be deemed approved if Tenant fails to disapprove it within the five (5) business day period. If Tenant disapproves a cost estimate, Tenant shall have five (5) business days after the date of disapproval to reduce the cost estimate by agreeing to modifications to the plans and specifications or to the Approved Working Drawings, which modifications shall be subject to the prior written approval of Landlord. If Tenant disapproves a cost estimate but fails to approve modifications which will reduce the cost estimate within the five (5) business day period, then such action (and all delays arising out of such action) shall constitute a Tenant Delay pursuant to Section 7 of this Agreement.

     E.   Tenant's Approval.  Whenever an approval is required to be given by
          -----------------
          Tenant or Landlord under this Agreement, and such approval or disapproval is not given in writing within the required time period, then the approval shall be deemed given. Whenever Tenant's or Landlord's approval is required pursuant to the terms of this Agreement, the approval shall not be unreasonably withheld or delayed. Tenant's and Landlord's approvals or disapprovals shall be in writing.

     F.   Termination.  If this Agreement and the Lease are terminated by
          -----------
          Landlord pursuant to any of the provisions of this Agreement, the parties' rights and obligations hereunder shall be discharged; provided, however, Tenant shall pay Landlord, within ten (10) days after the date of Tenant's receipt of a statement for the same, the costs incurred by Landlord through the date of termination in connection with the preparation of any plans, drawings, and specifications and all costs incurred by Landlord in applying for any governmental approvals, including a building permit, required for construction of the Tenant Improvements.

2.   CONSTRUCTION OF TENANT IMPROVEMENTS.
     -----------------------------------

     A.   Construction by Landlord. Landlord shall cause construction of the
     --   ------------------------
          Tenant Improvements to be completed in a good and workmanlike manner in compliance with all laws and in accordance with the working Drawings, using materials of good quality, with Landlord using reasonable efforts to cause such construction to be substantially completed in an expeditious manner (subject to delays caused by Tenant). Landlord shall provide from its own funds, to be used for the payment of Tenant Improvement Costs, an amount not to exceed the amount of $608,760.00 (the "Base Allowance"). If the entire Base Allowance is not needed for the payment of Tenant Improvement Costs, then Landlord shall have the absolute right to retain any unused portion of the Base Allowance, and Tenant shall have no right to any rent credits or reductions. Notwithstanding the provisions of Section 2.B of this Agreement, Landlord shall pay all costs and expenses of the following construction work, and the following work shall not be included in the "Tenant Improvement Cost": (i) providing the existing HVAC equipment in good working order (the cost of distribution of HVAC within the Premises and the cost of all upgrades to the HVAC and electrical systems shall be Tenant Improvement Costs), (ii) installation of the main sprinkler line (fire sprinkler drops and heads will be a Tenant Improvement Cost), (iii) floor leveling to remedy any slab defects, (iv) Landlord's construction management fee,
          (v) any payment or performance bonds required by Landlord, (vi) the incremental additional costs (including design engineering and permit fees) attributable solely to the one-hour rating of the existing ceiling in the Premises including only additional costs associated with lighting, HVAC distribution and electrical power distribution (subject to Landlord's right to require reasonable modifications of the Working Drawings to reduce these additional costs without materially diminishing the quality, appearance, or functionality of such improvements, or delay the completion of construction or increase the cost of such improvements), (vii) any ADA or Title 24 work required in the elevator lobbies or restrooms in the common areas of the Building or the Marketplace, (viii) premium time labor costs, (ix) financing costs, and (x) attorneys' fees incurred in connection with the negotiation and enforcement of construction contracts.

     B.   Tenant Improvements Cost.  The Tenant Improvements cost ("Tenant
          ------------------------
          Improvements Cost")
          to be paid by Landlord, subject to the provisions of Section 3 of this Agreement, shall include, but not be limited to:

          (i) All costs of preliminary and final architectural and engineering plans, drawings and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

          (ii) All costs of obtaining building permits and other necessary authorizations from the applicable governmental authority (e.g.,
                                                                          ---
               the City in which the Building is located);

          (iii) All costs of interior design and finish schedule plans, drawings and specifications including as-built drawings;

          (iv) All direct and indirect costs of procuring and installing Tenant Improvements in the Premises, including the contractor's fee for profit (which shall not exceed 5% of total construction costs), contractor's general conditions in connection with construction of the tenant Improvements, not to exceed Four Thousand dollars ($4,000.00) per week of construction;

          (v) General conditions shall include, without limitation, costs associated with management, supervision, field coordination, temporary facilities and utilities, field office costs, layout, safety, daily clean-up and G&A expenses;

          (vi)  Sewer connection fees, if any;

          (vii) Fire and Builder's All-Risk insurance and public liability insurance premiums and fees.

3.   EXCESS TENANT IMPROVEMENTS COST.  If the total Tenant Improvements Cost is
     -------------------------------
     more than the Base Allowance, then the excess Tenant Improvements Cost (the "Excess Costs"), as reasonably determined by Landlord based on approved construction contracts, shall be paid by Tenant to Landlord, in cash, in accordance with the following procedure. Failure of Tenant to pay the Excess Costs to Landlord in accordance with the terms of this Agreement shall constitute a default by Tenant under the Lease and shall entitle Landlord to exercise all of its rights and remedies described in Section 20 of the Lease. Before commencement of construction of the Tenant Improvements, Landlord shall reasonably estimate the amount of the Excess approximately $1.1 million Costs, and Tenant shall immediately deposit in a checking account in the joint names of Landlord and Tenant (the "Set-aside Account") the amount of the estimated Excess Costs. Each payment for the Tenant Improvements Costs shall be made partially by Landlord and partially from the Set-aside Account in the proportion that the amount of the Base Allowance bears to the amount of the Excess Costs; provided, however, that Landlord shall have no obligation to expend more than the Base Allowance. If at any time Landlord reasonably determines that the unpaid amount of the projected Excess Costs exceeds the amount remaining in the Set-aside Account, then Tenant shall promptly deposit in the Set-aside Account an amount equal to such shortfall.

4.   CHANGE REQUESTS.
     ---------------

(i) No changes to the Approved Working Drawings requested by Tenant shall be made without Landlord's prior approval, which approval shall not be unreasonably withheld; provided, however, that no change request shall affect the structure of the Building. Any changes to the Approved Working Drawings shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Tenant shall not instruct or direct Contractor workmen, subcontractors, material suppliers, or others performing the Tenant Improvements construction. Tenant shall direct all inquiries and requests relating to the construction work to Landlord or Landlord's designated agent. Tenant shall be responsible for any added costs or delays resulting from Tenant's actions which are contrary to this Paragraph 4.

(ii) (a) Tenant shall pay into the Set-aside Account in cash, within three (3) days after Landlord approves any change order, Landlord's reasonable estimate of any additional costs for changes requested by Tenant, including, without limitation, architectural fees and increases in construction costs caused by the changes, and Tenant shall be responsible for the payment of all such additional costs; (b) a change request shall constitute an agreement by Tenant to any reasonable delay in substantial completion caused by reviewing, processing and implementing the change, provided that Tenant is notified at the time of such request of the anticipated duration of such delay, at which time Tenant may withdraw its request for change without consequence; and (c) the Lease, at Landlord's option, shall commence on the date it would have otherwise commenced but for any such delays.

(iii) As soon as reasonably possible after receipt of a written change request from Tenant, Landlord shall notify Tenant of Landlord's approval or disapproval of the request; and, if the request is approved, of an estimated increase or decrease in costs and an estimate of the effect the change shall have on the projected date for substantial completion of the Tenant Improvements, and Tenant shall have the right to withdraw its request for change without incurring costs or delay within two (2) days after receiving notification of the estimated increases or decrease in costs and the estimated amount of delay resulting from such change.

(iv) Landlord shall have the authority, without the consent of Tenant, to order minor changes in the Tenant Improvements not involving an increase in cost to Tenant or a delay in the Commencement Date and not inconsistent with the intent of the Approved Working Drawings.

5.    COOPERATION. Landlord and Tenant shall cooperate and diligently assist the
      -----------
      architect, engineer or space planner in completing the Approved Working Drawings and specifications and the Contractor in completing construction of the Tenant Improvements. At all times during the design and construction of the Tenant Improvements, Landlord shall have the right to rely on all statements and written directives received by Landlord from Desi Rodriguez, as the authorized representative of Tenant.

6.    CONDITION OF TENANT IMPROVEMENTS.  Within seven (7) days after the
      --------------------------------
      Commencement Date, Tenant shall "walk-through" the Premises with Landlord and they shall complete a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Building in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances and latent defects. For purposes of determining the "Commencement Date", the work of improvement required by Landlord shall be deemed to be substantially complete when (i) Landlord has received temporary approval by the applicable building inspector sufficient to permit Tenant to legally occupy the Premises, (ii) substantial completion of all Tenant Improvements to be constructed by Landlord pursuant to this Agreement has occurred, except for punchlist items which do not materially interfere with Tenant's ability to use the Premises and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do, and
      (Iii) all of the Building's sanitary, electrical, heating, ventilating, air conditioning and other building service systems (to the extent they serve the main lobby or corridors, aisles and walkways used for access to the Premises or serve or run through the Premises) and the systems serving the Premises have been completed (except for punch list items) in acordance with the provisions of this Agreement and are in good order and operating condition. The punch-list shall not include any damage to the Premises or the Building caused by Tenant's move-in, which damage shall be promptly repaired or corrected by Tenant at its sole expense. If Tenant fails to complete a punch-list with Landlord's cooperation within the seven (7) day period specified above, it shall be deemed that there are no items needing additional work or repair. Contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter and upon notification of completion of the punch-list items, Tenant shall approve or state its reasons for disapproval of the completed items in writing to Landlord within seven (7) days or such items shall be deemed approved by Tenant.

7.    TENANT DELAYS.  If the date of delivery of the Premises to Tenant by
      -------------
      Landlord is delayed beyond the date anticipated by Landlord, then to the extent the cause of the delay in the delivery of the Premises is attributable to Tenant, the date of delivery of the Premises for purposes of calculating the Commencement Date and the commencement of Rent shall be the date the delivery of the Premises would have occurred but for such delay. Payments for any partial month shall be prorated on the basis of a thirty (30) day month. Delays attributable to Tenant shall include those caused by:

     (i) Tenant's failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with this Exhibit C;
                               ---------

     (ii) Tenant's request for special materials, finishes or installations which are not readily available;

     (iii) Tenant's failure to reasonably approve or disapprove plans and working drawings in accordance with this Exhibit C;
                                                    ---------

     (iv)  Tenant's change requests pursuant to this Exhibit C that result in
                                                     ---------
           delays;

     (v) Tenant's failure to approve or disapprove cost estimates if any approvals are required pursuant to this Exhibit C; and
                                                   ---------

     (vi) Interference with Landlord's work caused by Tenant or by Tenant's agents.

8.   TENANT IMPROVEMENTS COST AND RENT ADJUSTMENT STATEMENT.  Within one hundred
     ------------------------------------------------------
     twenty (120) days after the Commencement Date, Landlord shall provide Tenant with a statement of the Tenant Improvements Cost. The statement shall include the balance due Landlord, if any (which shall be paid within ten (10) days as additional rent).

9.   TENANT'S RIGHT TO INSTALL TRADE FIXTURES.  When the construction of the
     ----------------------------------------
     Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment (including telephone systems, cabling, and communication systems) in the Premises can be commenced in accordance with good construction practices and will not interfere with the completion of the Tenant Improvements by Landlord, Landlord shall notify Tenant to that effect and shall permit Tenant and its authorized representatives and contractors to have access to the Premises for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant or its authorized representatives and contractors shall be undertaken at their sole risk, upon all of the terms of the Lease, including provisions of the Lease regarding indemnification and insurance, except that Tenant shall not be obligated solely as a result of such entry to pay any rent. Tenant shall correct all damage to the Premises caused by such entry.

10.  OWNERSHIP OF TENANT IMPROVEMENTS. To the extent the Tenant Improvements are
     --------------------------------
     constructed with funds of Tenant, such Tenant Improvements shall become the property of Tenant upon installation and Tenant shall have the right to depreciate and claim and collect investment tax credits in such Tenant Improvements; provided, however, that (i) Tenant shall not remove or alter such Tenant Improvements during the term of the Lease, except as otherwise permitted under the Lease; (ii) Tenant may not remove such Tenant Improvements; (iii) upon expiration or earlier termination of the Term, Tenant shall not be required to remove such Tenant Improvements, which Tenant Improvements shall upon expiration or earlier termination of the Lease automatically become the property of Landlord.


LANDLORD:

CHRISTIE AVENUE PARTNERS - JS,
a California limited partnership

By:  64/th/ Street Partners,
     a California limited partnership
     Its: General Partner

     By: /s/ Edmund B. Taylor, Jr.
         -------------------------
         General Partner

TENANT:

SCOPUS TECHNOLOGY, INC.,
a California corporation

By:   /s/ Michele L. Axelson
      ----------------------
Its:   ----------------------

By:
       ----------------------
Its:
       ----------------------

                                  EXHIBIT C-1


                              [THIRD FLOOR PLAN]

                              [FOURTH FLOOR PLAN]

                              [FIFTH FLOOR PLAN]

                              [SIXTH FLOOR PLAN]

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS

     1. The sidewalks, entrances, lobby, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted.

     2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

     3. No awning, shade, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or balcony or any other part of the outside or inside of the Building or the demised premises. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors beyond building standard will be installed by Landlord. The directory of the Building will be provided exclusively for the display and location of the building tenant only and Landlord reserves the right to exclude all other names therefrom. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listings on the Building directory. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be charged to Tenant.

     4. Subsequent to the initial build out of the Premises, the cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant. Prior to installation of equipment Tenant must receive written approval from Landlord.

     5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord. Tenant shall reimburse Landlord for the cost of Landlord's architect or structural engineer in reviewing the weight and locations of unusually heavy equipment. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

     6. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be posted in the office of the Building manager. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause except for the willful misconduct of Landlord, its agents, employees or contractors or a breach of Landlord's obligations under this Lease.

     7. No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them. No person will be permitted to bring or keep within the Building any animal, bird or bicycle or any toxic or flammable substances without Landlord's prior permission, except for any seeing eye dog or other animal at the Premises to assist the physically impaired. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Building.
                                    1 of 2

                                   EXHIBIT D


     8. All re-keying of office doors or changes to the card access system, after occupancy, will be at the expense of Tenant. Tenant shall not re-key any doors, add additional locks to doors or change the card access system in any way without making prior arrangements with Landlord.

     9. Tenant will not install or use any window coverings except those provided by Landlord.

     10. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building used by Tenant or take such other steps as are necessary to secure the Building's doors immediately after entering or leaving the Building.

     11. If Tenant requires telegraphic, telephonic, burglar or of similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning systems.

     13. Landlord reserves the right, exercisable with thirty (30) days notice and without liability to Tenant, to change the name and street address of the Building.

     14. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord, and except for a kitchen, microwave oven, water coolers and vending machines for the use of Tenant and its employees and invitees.

     15. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building, are prohibited, and each tenant shall cooperate to prevent same.

     16. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     17. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Further, Landlord may designate reserved parking areas for car pools, vanpools or reserved parking.

     18. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, or prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     19. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to his occupancy of the Premises.

                                    2 of 2

                                   EXHIBIT E
                                   ---------

                           CONFIRMATION OF LEASE TERM

LANDLORD:

TENANT:

LEASE DATE:    ___________________________________
               ___________________________________

PREMISES:      ___________________________________


Pursuant to Section 3 of the above referenced Lease, the Commencement Date as defined in Section 3 shall be _________________________. In addition, the Termination Payment shall be $_______.


                         TENANT:

Dated:
                         By: _____________________________
                          Its:  ______________________


                         By: _____________________________
                          Its:  ______________________


                         LANDLORD:

Dated:                   CHRISTIE AVENUE PARTNERS - JS,
                         a California limited partnership

                         By:  64/th/ Street Partners,
                              a California limited partnership
                              Its: General Partner

                              By: ______________________
                                    General Partner

                                   EXHIBIT F
                                   ---------

                     LEGAL DESCRIPTION OF ADJACENT BUILDING

                                   EXHIBIT G
                                   ---------

                            RESTRICTED PARKING AREA
                            -----------------------

                                      -45-